                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to 14a-11(c) or Rule 14a-12


                         FIRSTAR CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ---------------------------------------------------------------------

     (3)  Filing party:

          ---------------------------------------------------------------------

     (4)  Date filed:

          ---------------------------------------------------------------------

[FIRSTAR LOGO]                FIRSTAR CORPORATION

                           777 EAST WISCONSIN AVENUE
                                  P.O. BOX 532
                           MILWAUKEE, WISCONSIN 53202

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 16, 1998

To the Holders of Common Stock of
Firstar Corporation:

     The annual meeting of the shareholders of Firstar Corporation will be held in the Miller Room, Miller Pavilion, 910 East Michigan Street, Milwaukee, Wisconsin, on Thursday, the 16th day of April 1998, at two o'clock p.m. The purposes of the meeting are:

     1. To elect 6 directors to hold office until their successors are duly elected and qualified.

     2. To amend the 1988 Incentive Stock Plan for Key Employees as set forth in the attached proxy statement.

     3. To amend the Annual Executive Incentive Plan as set forth in the attached proxy statement.

     4. To transact any other business which may properly come before such meeting or any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO ITS BEING VOTED.

                                                /s/ William J. Schulz
                                                William J. Schulz
                                                Senior Vice President
                                                and Secretary

March 12, 1998

                              FIRSTAR CORPORATION
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 1998

                        PERSONS MAKING THE SOLICITATION

     This proxy statement and the accompanying proxy card are being mailed to holders of common stock commencing on or about March 13, 1998 and are furnished in connection with the solicitation of proxies by the Board of Directors of Firstar Corporation (hereinafter referred to as "Firstar") at the expense of Firstar through the mails for use at the annual meeting of shareholders to be held April 16, 1998 at two o'clock p.m. in the Miller Room, Miller Pavilion, at 910 East Michigan Street, Milwaukee, Wisconsin 53202, or at any adjournments thereof. Firstar has engaged the services of Georgeson & Co. of New York City to assist in the solicitation of proxies at a fee of $8,000 plus certain expenses. Employees of Firstar may also solicit proxies by telephone and in person at no extra cost to Firstar. Properly signed and dated proxies received by the Secretary of Firstar prior to or at the annual meeting will be voted as instructed thereon or, in the absence of such instruction, "FOR" Items 1, 2 and 3 and in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is actually voted by delivery of a written notice of revocation to the Secretary of Firstar at the above-indicated address. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof.

                        VOTING PROCEDURES/VOTES REQUIRED

     A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy (including proxies reflecting abstentions or broker non-votes). Broker non-votes are shares which are represented at the meeting by proxy for which the record holder has not been granted the authority to vote on one or more proposals. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting. The six nominees for director (Item 1) who receive the largest number of votes cast "FOR" will be elected as directors if a quorum is present. Shares represented at the meeting for which authority to vote for a nominee for director is withheld and non-votes will not affect the determination of the outcome of the election of directors. In order to be approved, the proposal to amend the Firstar Corporation Incentive Stock Plan (Item 2) must receive more votes "FOR" the proposal than "AGAINST" provided the total vote cast represents a majority of all outstanding shares. The proposal to amend the Firstar Corporation Annual Executive Incentive Plan (Item 3) must receive more votes "FOR" the proposal than "AGAINST" in order to be approved. For purposes of determining the vote regarding Items 2 and 3, abstentions or non-votes will not affect the determination of whether the proposals are approved.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Holders of record of common stock of Firstar at the close of business on February 27, 1998 (the "Record Date") will be entitled to one vote for each share of common stock then held. There were 145,074,999 shares of Firstar's common stock outstanding on the Record Date.

     The following table sets forth information as of December 31, 1997 as to the "beneficial ownership" of the common stock of Firstar by all of the directors named in the proxy statement, the five most highly compensated executive officers of Firstar, and directors and all executive officers of Firstar as a group.

                                          AMOUNT AND NATURE OF
                 NAME                    BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS(2)
                 ----                    -----------------------    -------------------
Michael E. Batten......................             1,600
Chris M. Bauer(3)......................           149,397
John A. Becker(3)......................           494,518
Robert C. Buchanan.....................             1,400
George M. Chester, Jr.(4)..............            31,800
Roger H. Derusha.......................            63,200
Roger L. Fitzsimonds(3)................           776,895
James L. Forbes........................             2,000
Joe F. Hladky..........................            11,264
C. Paul Johnson(3)(5)..................         1,595,105                  1.1%
James H. Keyes(6)(10)..................             9,271
William H. Lacy(10)....................             2,393
Sheldon B. Lubar(7)....................           382,352
Kenneth P. Manning.....................             1,000
Daniel F. McKeithan, Jr.(8)............            28,800
Robert O'Toole.........................               400
Steven R. Parish(3)....................            31,222
Judith D. Pyle.........................             4,000
Richard W. Schoenke(3).................           133,215
William W. Wirtz(9)....................         2,970,240                  2.1%
Aggregate for all directors and
  executive officers as a group(3).....         7,824,426                  5.4%

---------------
 (1) Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.
 (2) Unless otherwise indicated, percentages are less than one percent. Percentage ownership as of December 31, 1997.
 (3) Includes shares which have been allocated to the individual as of December 31, 1997 under Firstar's Thrift and Sharing Plan and for which the individuals have sole voting rights and investment power: Chris M.
     Bauer - 17,453; John A. Becker - 38,134; Roger L. Fitzsimonds - 18,609; Richard W. Schoenke - 3,335; and all directors and executive officers as a group - 276,662. Also includes the right to acquire shares upon exercise of options granted under Firstar stock option plans: Chris M. Bauer - 123,400; John A. Becker - 362,000; Roger L. Fitzsimonds - 611,600; C. Paul
     Johnson - 72,922; Steven R. Parish - 27,400; Richard W. Schoenke - 124,200; and all directors and executive officers as a group - 1,968,490.
 (4) Includes 30,200 shares for which voting and investment powers are shared.
 (5) Includes 6,802 shares for which voting and investment powers are shared.
 (6) Includes 1,117 shares for which voting and investment powers are shared.
 (7) Includes 293,624 shares for which voting and investment powers are shared.
 (8) Includes 800 shares for which voting and investment powers are shared.
 (9) Includes 2,919,040 shares held by companies in which Mr. Wirtz is a controlling shareholder and 36,800 shares in a pension trust.
(10) Includes equivalent shares of nonvoting stock held in the director's account under the Firstar Directors' Deferred Compensation Plan: James H. Keyes - 6,754; William H. Lacy - 1,793.

     As of December 31, 1997, the following group was the beneficial owner of more than 5% of Firstar's outstanding common stock:

          Firstar, through subsidiaries which conduct various fiduciary activities, held 14,856,392 shares, or 10.3% of Firstar's common stock in estates, trusts and other fiduciary accounts. Sole voting power is possessed with respect to 1,201,650 shares, while sole investment power is retained for 11,716,392 shares. Shares held in the Firstar Corporation Thrift and Sharing Plan are included as having sole investment power by virtue of the ability of Firstar to amend the plan. Included in these totals are 10,612,273 shares, or 7.3% of Firstar's common stock, held by the Firstar Corporation Thrift and Sharing Plan.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of Firstar provide that the Board of Directors of Firstar shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Each class shall hold office for a term of three years. At the annual meeting, six directors will be elected to a three-year term expiring in 2001.

     It is the intention of the persons named in the proxy, unless otherwise directed, to vote the proxies given them for the election of these nominees. All those named as nominees are presently serving as directors and, except for Messrs. Lacy and Manning, were elected by the shareholders. All of the nominees have consented to being named in this proxy statement and to serve if elected, and the Board of Directors has no reason to believe that any of the named nominees will be unable to act. However, if any such nominee prior to election becomes unable to serve or for good cause will not serve, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors of Firstar or only for the remaining nominees. The names, ages and business experience during the past 5 years (including principal occupations and employment during that period) of the nominees, all principal positions and offices with Firstar and Board committee memberships presently held by them, and certain directorships held in other companies are set forth below. All directors not named as members of the Executive Committee of the Board of Directors are alternate members of that committee. None of the directors or executive officers are related. With the exception of Messrs. Fitzsimonds and Becker, all of the directors' business experience listed has been with organizations unaffiliated with Firstar.

                      NOMINEES FOR TERMS EXPIRING IN 2001
--------------------------------------------------------------------------------
ROGER H. DERUSHA

     Chairman of the Board and Director of Marinette Marine Corporation, Marinette, Wisconsin. Ship designers and builders.

     He is 67 years of age and has been a director of Firstar since 1980.

     He is also a director of L.E. Jones Company of Menominee, Michigan.
--------------------------------------------------------------------------------
WILLIAM H. LACY

     Chairman and Chief Executive Officer of Mortgage Guaranty Insurance Corporation and Chief Executive Officer of MGIC Investment Corporation, Milwaukee, Wisconsin. Secondary mortgage market activities.

     He is 53 years of age and has been a director of Firstar since January
1998.

     He is also a director of the Milwaukee Redevelopment Corp. and Columbia Health Systems, Inc.
--------------------------------------------------------------------------------
SHELDON B. LUBAR

     Chairman of Lubar & Co., Milwaukee, Wisconsin. Investment and management firm.

     He is 68 years of age and has been a director of Firstar since 1986 and is a member of the Executive, Committee on Directors, Audit -- Examining, Compensation, and Interstate Banking and Acquisitions Committees of the Board of Directors.

     He is also a director of Christiana Companies, Inc., Massachusetts Mutual Life Insurance Company, MGIC Investment Corporation, Ameritech Corporation, EVI, Inc., Jefferies Group, Inc., and various private industrial companies.

--------------------------------------------------------------------------------
KENNETH P. MANNING

     Chairman of the Board and Chief Executive Officer of Universal Foods Corporation, Milwaukee, Wisconsin. Manufacturer and marketer of "high-tech" value-added food products.

     He is 55 years of age and has been a director of Firstar since 1997. He is also a director of Firstar Trust Company.

     He is also a director of Badger Meter, Inc.
--------------------------------------------------------------------------------
DANIEL F. McKEITHAN, JR.

     President and Chief Executive Officer of Tamarack Petroleum Company, Inc., Milwaukee, Wisconsin. Operator of producing oil and gas wells. Also, President and Chief Executive Officer of Active Investor Management, Inc., Milwaukee, Wisconsin. Manager of oil and gas wells; and president of AIM and Associates, an accounting firm.

     He is 62 years of age and has been a director of Firstar since 1977 and is a member of the Audit-Examining, Executive, Committee on Directors, and Interstate Banking and Acquisitions Committees of the Board of Directors.

     He is also a director of Marcus Corporation and WICOR, Inc. and a Trustee of Northwestern Mutual Life Insurance Company.
--------------------------------------------------------------------------------
WILLIAM W. WIRTZ

     President and a director of Wirtz Corporation, Chicago, Illinois. Diversified operations and investments.

     He is 68 years of age and has been a director of Firstar since 1980 and is a member of the Audit-Examining Committee of the Board of Directors.

     He is also a director of Consolidated Enterprises, Inc., Forman Realty Corporation, American Mart Corporation, 333 Building Corporation, Chicago Stadium Corporation, Chicago Blackhawk Hockey Team, Inc. and Alberto-Culver Company.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999
--------------------------------------------------------------------------------
MICHAEL E. BATTEN

     Chairman, Chief Executive Officer and a director of Twin Disc, Incorporated, Racine, Wisconsin. Manufacturer of power transmission equipment.

     He is 57 years of age and has been a director of Firstar since 1984 and is a member of the Executive, Audit-Examining, Committee on Directors, and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Trust Company.

     He is also a director of Universal Foods Corporation, Briggs & Stratton Corporation and Simpson Industries.
--------------------------------------------------------------------------------
ROBERT C. BUCHANAN

     President, Chief Executive Officer and a director of Fox Valley Corporation, Appleton, Wisconsin. Manufacturer and marketer of paper products.

     He is 57 years of age and has been a director of Firstar since 1994 and is a member of the Compensation Committee of the Board of Directors.

     He is also a director of Ariens Company, W.H. Brady Company, Charter Manufacturing Company, Kaukauna Cheese and American Forest & Paper Association and a Trustee of Northwestern Mutual Life Insurance Company and Lawrence University.

--------------------------------------------------------------------------------
JAMES L. FORBES

     President, Chief Executive Officer and a director of Badger Meter, Inc., Milwaukee, Wisconsin. Marketer and manufacturer of flow measurement technology.

     He is 65 years of age and has been a director of Firstar since 1993 and is a member of the Executive, Compensation, Committee on Directors, Employee Benefit, and Interstate Banking and Aquisitions Committees of the Board of Directors. He is also a director of Firstar Trust Company.

     He is also a director of Universal Foods Corporation, United Wisconsin Services and Journal Communications, Inc.
--------------------------------------------------------------------------------
C. PAUL JOHNSON

     Former Chairman of the Board and Chief Executive Officer of First Colonial Bankshares Corporation.

     He is 66 years of age and has been a director of Firstar since 1995 and is a member of the Audit-Examining Committee. He is also a director of Firstar Bank Illinois.
--------------------------------------------------------------------------------
JAMES H. KEYES

     Chairman of the Board, President and Chief Executive Officer of Johnson Controls, Inc., Milwaukee, Wisconsin. Manufacturer of seating systems, interior systems and batteries for the automotive original equipment and replacement markets. Servicer of nonresidential building market with control systems and services, and integrated facility management.

     He is 57 years of age and has been a director of Firstar since 1993 and is a member of the Committee on Directors, Compensation, Employee Benefit, Executive, and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee, N.A.

     He is also a director of Pitney Bowes Corporation, Universal Foods Corporation and LSI Logic.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000
--------------------------------------------------------------------------------
JOHN A. BECKER

     President and Chief Operating Officer of Firstar.

     He is 55 years of age, has been a director of Firstar since 1989 and is a member of the Executive Committee of the Board of Directors. He is also a director of Firstar Bank Milwaukee, N.A., Firstar Trust Company, Firstar Bank Iowa, N.A., Firstar Bank Illinois, Firstar Bank Wisconsin and Firstar Bank Minnesota, N.A.

     He is also a director of Giddings & Lewis Corporation, Inc. and a Trustee of Marquette University.
--------------------------------------------------------------------------------
GEORGE M. CHESTER, JR.

     Partner of Covington & Burling, Washington, DC. Law firm.

     He is 50 years of age and has been a director of Firstar since 1988.
--------------------------------------------------------------------------------
ROGER L. FITZSIMONDS

     Chairman of the Board and Chief Executive Officer of Firstar.

     He is 59 years of age, has been a director of Firstar since 1988 and is a member of the Executive Committee and Committee on Directors of the Board of Directors. He is also a director of Firstar Bank Milwaukee, N.A. and Firstar Trust Company.

--------------------------------------------------------------------------------
JOE F. HLADKY

     President and Chief Executive Officer of the Gazette Company, Cedar Rapids, Iowa. Independent media company.

     He is 57 years of age and has been a director of Firstar since 1991 and is a member of the Audit-Examining Committee of the Board of Directors. He is also a director of Firstar Bank Iowa, N.A.
--------------------------------------------------------------------------------
ROBERT J. O'TOOLE

     Chairman and Chief Executive Officer of A.O. Smith Corporation, Milwaukee, Wisconsin. Diversified manufacturing company.

     He is 57 years of age and has been a director of Firstar since 1997. He is also a director of Firstar Bank Milwaukee, N.A.

     He is also a director of Briggs & Stratton Corporation and Protection Mutual Insurance Company.
--------------------------------------------------------------------------------
JUDITH D. PYLE

     Vice Chairman, and director of The Pyle Group LLC, Madison, Wisconsin. Investments.

     She is 54 years of age and has been a director of Firstar since 1989 and is a member of the Audit-Examining Committee of the Board of Directors.

     She is also a director of WPL Holdings.
--------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Firstar has various committees including standing audit (Audit-Examining Committee), nominating (Committee on Directors) and Compensation committees. The names of members on February 27, 1998 and the functions performed by such named committees are set forth below.

                           AUDIT-EXAMINING COMMITTEE

           Members--Sheldon B. Lubar, Chairman
  Michael E. Batten            Daniel F. McKeithan, Jr.
  Joe F. Hladky                Judith D. Pyle
  C. Paul Johnson              William W. Wirtz

     Functions performed--The Audit-Examining Committee's general responsibilities include, but are not limited to, supervision and review of all matters concerning audits of Firstar by its independent auditors and internal corporate audit staff, review of all matters concerning examinations of Firstar and its subsidiary banks and companies conducted by governmental supervisory agencies and review of Firstar's Annual Report on Form 10-K and Annual Report to Shareholders. There were three meetings held during 1997.

                             COMMITTEE ON DIRECTORS

            Members--Sheldon B. Lubar, Chairman
  Michael E. Batten               James H. Keyes
  Roger L. Fitzsimonds            Daniel F. McKeithan, Jr.
  James L. Forbes

     Functions performed--The Committee on Directors has the general responsibility of recommending policy as to the responsibilities, size and committee structure of the Board of Directors. It also develops recommendations as to the compensation, qualifications, tenure and selection of Board members, scheduling and content of Board meetings, and directors' and officers' liability protection. The committee considers director nominees recommended by shareholders. Any shareholder who wishes to recommend an individual for nomination as a director of Firstar should write to the Secretary of Firstar, no later than October 31 of the year preceding the annual meeting of shareholders at which directors are to be elected, identifying the individual recommended and setting forth any information which the shareholder believes will be helpful to the Committee on Directors in evaluating the qualifications of the recommended nominee. The Committee on Directors and, ultimately, the Board of Directors, reserves the sole discretion to determine the nominees named in management's proxy statement for election to the Board of Directors. There were two meetings held during 1997.

                             COMPENSATION COMMITTEE

             Members--James H. Keyes, Chairman
  Robert C. Buchanan              Sheldon B. Lubar
  James L. Forbes

     Functions performed--The Compensation Committee has the general responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the executive officers of Firstar and its subsidiaries and any additions or modifications to the employee benefit plans administered by Firstar for the benefit of the officers and employees of Firstar and its subsidiaries. There were four meetings held during 1997.

     The Board of Directors held five meetings during 1997. All directors, with the exception of Mr. Derusha and Mr. Forbes, attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which they served (during the periods that they served). Mr. Derusha and Mr. Forbes attended 60% and 73%, respectively, of the total meetings during 1997.

     Following the election at the annual meeting, there will be seventeen directors of Firstar Corporation. No person shall be eligible to be elected or re-elected as a member of the Board of Directors if he or she reached the age of seventy (70) years, and any director who reaches the age of seventy (70) years shall resign from the Board of Directors as of the last day of the calendar quarter in which such director's seventieth birthday falls. The Board of Directors may authorize a change to the foregoing retirement provision.

                             DIRECTOR COMPENSATION

     The directors of Firstar are compensated for all services as a director in the following manner: An annual retainer fee of $18,000 is paid each director at the rate of $4,500 per quarter. An annual retainer fee of $4,000 is paid to the chairman of the Audit-Examining Committee at the rate of $1,000 per quarter. An annual retainer fee of $2,500 is paid to the chairman of the Compensation Committee at the rate of $625 per quarter. A $1,400 fee is paid for attendance at each regularly scheduled or special meeting of the Board, a $1,400 fee is paid for attendance at meetings of the Executive or Interstate Banking and Acquisitions Committees, and a $800 fee is paid committee members for attendance at regularly scheduled or special meetings of all other committees of the Board. Directors of Firstar who are also directors of subsidiaries of Firstar also receive fees from such subsidiaries for services as directors on their boards. Firstar has a stock plan under which directors can receive shares of Firstar common stock in lieu of cash fees. Firstar has a deferred compensation plan under which directors may elect to defer either the receipt of such cash fees or the receipt of common stock under the stock plan. Those directors who are officers of Firstar or its subsidiary banks receive no fees from Firstar or the subsidiary banks for services as directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table presents data with respect to the five most highly compensated executive officers for each of the years in the three-year period ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                   ------------------------------   --------------------------------------
                                                                    LONG-TERM     STOCK
                                                                    INCENTIVE    OPTION       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY     BONUS     OTHER(1)     PAYOUT     AWARDS    COMPENSATION(2)
---------------------------  ----   ------     -----     --------   ----------   ------    ---------------
Roger L. Fitzsimonds
  Chairman of the Board...   1997  $668,100   $346,600              $1,124,400    83,600       $45,696
  Chairman of the Board...   1996   642,600    163,500                 596,200   172,600        33,000
  Chairman of the Board...   1995   617,000    349,900                 427,400    92,600        55,600

John A. Becker
  President...............   1997   486,300    235,900                 765,100    45,200        33,390
  President...............   1996   469,800    111,300                 405,700    83,400        24,100
  President...............   1995   452,000    238,000                 290,700    56,000        40,600

Chris M. Bauer
  Senior Executive Vice
     President............   1997   315,000    143,900                 432,200    17,200        21,544
  Senior Executive Vice
     President............   1996   302,800    113,700                 229,200    28,000        15,500
  President, Firstar Bank
     Milwaukee............   1995   291,000    146,500                 164,400    22,200        26,200

Richard W. Schoenke
  Senior Executive Vice
     President............   1997   315,000    137,800                 301,300    17,200        14,364
  Senior Executive Vice
     President............   1996   268,100    115,600                 159,900    28,000         9,200
  President, Firstar Bank
     Minnesota............   1995   210,000     95,400                 114,700    16,000        12,600

Steven R. Parish
  Executive Vice
     President............   1997   263,400    153,800                            17,200        12,010
  Executive Vice
     President............   1996   155,100     93,300    45,300                   4,200         6,646
  Executive Vice
     President, Firstar
     Bank Madison.........   1995   114,900     72,280                             6,000         6,892

---------------

(1) Aggregate amount of other annual compensation does not exceed the lesser of $50,000 or 10% of executive officer's salary and bonus with the exception of Mr. Parish. Included in Mr. Parish's other compensation payment was a relocation allowance of $45,300 in 1996.

(2) Amounts shown represent payments made under Firstar's Thrift and Sharing Plan which consist of both contributions to the plan and cash payments made to the executive officer to offset Internal Revenue Code limitations.

     The following table presents information about stock options granted during 1997 to the five named executive officers.

                          STOCK OPTIONS GRANTS IN 1997

                                                    INDIVIDUAL GRANTS
                                    --------------------------------------------------
                                    NUMBER OF     PERCENT OF
                                    SECURITIES   TOTAL OPTIONS
                                    UNDERLYING    GRANTED TO     EXERCISE   EXPIRATION      GRANT DATE
               NAME                  OPTIONS       EMPLOYEES      PRICE        DATE      PRESENT VALUE(1)
               ----                 ----------   -------------   --------   ----------   ----------------
Roger L. Fitzsimonds..............    83,600          4.5%       $28.3125    2/16/07         $639,130
John A. Becker....................    45,200          2.4         28.3125    2/16/07          345,558
Chris M. Bauer....................    17,200           .9         28.3125    2/16/07          131,496
Richard W. Schoenke...............    17,200           .9         28.3125    2/16/07          131,496
Steven R. Parish..................    17,200           .9         28.3125    2/16/07          131,496

---------------

(1) Present value is determined as of the grant date, using the Black-Scholes Model. This is a theoretical value for the stock options which was constructed with the following underlying assumptions: a risk free rate of return of 6.5%; a volatility factor of 22%; an expected dividend yield of 3.0%; and a 7 year expected period to time of exercise. The amount realized from a stock option ultimately depends on the market value of the stock at a future date.

     The following table presents information concerning stock options exercised during 1997. Also shown is information on unexercised stock options as of December 31, 1997.

              STOCK OPTIONS EXERCISED IN 1997 AND YEAR-END VALUES

                                 1997                  TOTAL NUMBER OF               TOTAL VALUE OF
                        ----------------------           UNEXERCISED            UNEXERCISED IN-THE-MONEY
                          SHARES                  OPTIONS HELD AT 12/31/97      OPTIONS HELD AT 12/31/97
                        ACQUIRED ON    VALUE     ---------------------------   ---------------------------
         NAME            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   --------   -----------   -------------   -----------   -------------
Roger L. Fitzsimonds..    24,000      $699,468     382,067        229,533      $11,010,197    $4,571,604
John A. Becker........    20,000       555,000     242,533        119,467        7,097,185     2,422,642
Chris M. Bauer........    37,600       893,849      80,133         43,267        2,188,642       874,541
Richard W. Schoenke...         0             0      83,000         41,200        2,436,880       815,115
Steven R. Parish......         0             0       5,400         22,000          146,413       363,275

     The following table presents information on Long-Term Incentive Awards granted to the named executives during 1997. Estimated future payouts are predicated upon the achievement of Firstar return on equity goals in relation to peer group banking companies. The achievement of peer group median return on equity will represent threshold; peer group 70th percentile will represent target and peer group 90th percentile will represent maximum payout. The award is designated in shares of stock. These performance shares are valued at the end of the three year period based upon the market value of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a dividend equivalent for the performance period.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1997

                                                                         ESTIMATED FUTURE PAYOUTS
                                         TARGET      PERFORMANCE     UNDER NON-STOCK PRICE BASED PLANS
                                        NUMBER OF    PERIOD UNTIL    ---------------------------------
                 NAME                     UNITS         PAYOUT       THRESHOLD     TARGET     MAXIMUM
                 ----                   ---------    ------------    ----------    -------    --------
                                                                             (NUMBER OF UNITS)
Roger L. Fitzsimonds..................   12,340        3 Years         6,170       12,340      18,510
John A. Becker........................    8,400        3 Years         4,200        8,400      12,600
Chris M. Bauer........................    4,742        3 Years         2,371        4,742       7,113
Richard W. Schoenke...................    4,742        3 Years         2,371        4,742       7,113
Steven R. Parish......................    4,742        3 Years         2,371        4,742       7,113

     The following table presents estimated annual benefits payable under Firstar's pension plans based upon years of service.

REMUNERATION   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35+ YEARS
------------   --------   --------   --------   --------   ---------
 $  250,000    $ 64,290   $ 85,715   $107,145   $128,570   $150,000
    500,000     128,580    171,430    214,290    257,140    300,000
    750,000     192,870    257,145    321,435    385,710    450,000
  1,000,000     257,160    342,860    428,580    514,280    600,000
  1,250,000     321,450    428,575    535,725    642,850    750,000
  1,500,000     385,740    514,290    642,870    771,420    900,000

     The remuneration covered by the plan includes salary and one-half of bonus and long-term incentive cash payments. The final average compensation is based on average compensation during the highest five consecutive years in the last ten years prior to retirement. The annual benefit amounts listed in the table are subject to a reduction equal to one-half of the Social Security benefit at the time of retirement. The years of service of the named executives are as follows: Mr. Fitzsimonds -- 33 years, Mr. Becker -- 30 years, Mr. Bauer -- 28 years, Mr. Schoenke -- 7 years and Mr. Parish -- 13 years.

     Estimated annual benefits listed in the table are based on the terms of the Pension Plan in effect as of December 31, 1997 and assume payment in the form of a straight-life annuity beginning at age 65 without reduction for the election of a joint and survivor annuity or for any limitation on maximum annual benefits or compensation under the Internal Revenue Code. In the event that any such reduction occurs, the named persons will receive benefits in the amount of such reduction under certain supplemental retirement plans maintained by Firstar. Any supplemental benefits are payable out of the general assets of Firstar.

                             EMPLOYMENT AGREEMENTS

     Firstar has identical Key Executive Employment and Severance Agreements with Messrs. Fitzsimonds, Becker, Bauer, Schoenke, Parish and others. The agreements would come into effect upon a change in control of Firstar as defined in the agreements. The employment period under each agreement is the earlier of the third anniversary of the change in control or the executive's sixty-fifth birthday. If, during the employment period, the executive officer's employment is ended through (1) termination by Firstar without cause or (2) termination by the executive officer for good reason based upon a breach of the agreement by Firstar or a significant adverse change in the executive officer's responsibilities, then a termination payment will be made to the executive. The agreements provide that such payment will be equal to three times the sum of the executive's annual salary plus an amount attributable to annual incentive compensation equal to a target payment under such plans. If any portion of the termination payment constitutes an excess parachute payment, as defined in the Internal Revenue Code, and is subject to an excise tax, Firstar shall pay to the executive the amount necessary to offset the excise tax and any applicable taxes on this additional payment. Additional provisions assure the payment of other accrued benefits regardless of the reason for termination. Upon a change in control of Firstar, as defined in the plan, the executive is entitled to a lump sum cash payment equivalent to the present value of the projected benefits under certain supplemental retirement plans.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overall Policy

     Firstar's executive compensation objective is to closely link compensation with corporate and individual performance in a manner which, through recognizing the marketplace practices of other financial service companies, will retain and attract executives who can lead Firstar to achieve the long-term goals of its shareholders. Toward the end of achieving this objective, Firstar has an executive compensation program which directly ties a significant portion of total executive compensation to Firstar's financial performance in relation to its peer group and to the appreciation in its stock price.

     The Compensation Committee adopted the following statements of philosophy which provided the foundation for Firstar's executive compensation program in 1997:

     1. Pay-for-Performance--the total compensation program will have a strong pay-for-performance relationship.

     2. Total Compensation--over time, total compensation relative to peers will be consistent with performance relative to peers; in any one year, the pay-performance match may lead or lag the peer group.

     3. Total Cash Compensation--total cash compensation (base salary plus annual incentive compensation) will be established conservatively with no incentives paid for less than median performance.

     4. Base Salaries--base salary midpoints will be established consistent with the median of the peer group; actual base salaries will reflect performance and experience within a competitive range.

     5. Emphasis on Short-Term and Long-Term--emphasis will be placed on both short-term (annual) and long-term performance; strong performance must be achieved by Firstar each year as well as over the long-term.

     6. Emphasis on Financial Performance versus Shareholder Value--for short-term performance, emphasis will be placed on rewarding financial performance; however, shareholder value will be the measure of performance over the long-term.

     Each year the Compensation Committee carefully reviews each component of the executive compensation program. This review includes an assessment of the total compensation opportunities provided by Firstar's program in relation to both the compensation being paid by peer banking companies and the financial performance of those peers. The peer group used in 1997 by Firstar for compensation purposes represents U.S. commercial banking companies ranging in total asset size from $10 to $25 billion. This peer group is the same peer group referred to in the performance graph at the bottom of page 16 which portrays Firstar's performance as measured by return on equity. The performance graph at the top of page 16 measures Firstar's total shareholder return against the S & P 500 Stock Index and the KBW Index, which is an industry index comprised of 50 companies representing all money center banks and most regional banks as maintained by Keefe, Bruyette and Woods, Inc.

     For a number of years, the Committee has engaged an independent consultant (an international accounting firm with significant experience in executive compensation matters) to review the executive compensation program and the resultant compensation earned by the senior executives.

     The 1997 consultant's overall report concluded:

        - Overall, Firstar's target cash compensation (base salary plus annual cash incentives) lags market levels.

        - Firstar's target total compensation position (base salary plus annual cash incentives plus long-term stock or cash incentives) is below market levels.

        - Peer market data reflects higher annual and long-term incentive awards.

        - As a result, Firstar's total compensation practice does not offset the conservative cash compensation philosophy.

     The consultant's report also included the following recommendations:

        - Consider an additional corporate incentive compensation performance goal.

        - Increase the target award levels under the annual and three-year performance share plans for the top five executives.

        - Increase the maximum award levels under the annual and three-year performance share plans for the Chief Executive Officer and the Chief Operating Officer.

        - Consider permitting transferability of stock options and deferral of stock option gains.

     The Committee approved for future awards the increase of target award levels under the annual and three-year performance share plans for the top five executives, and the increase of maximum award levels for the chief executive officer and chief operating officer. The Committee also approved the transferability of stock options and deferral of stock option gains for the senior executive group.

     The principal components of Firstar's executive compensation program are base salary, an annual incentive compensation plan, a three-year performance share plan, and a stock option program. The Compensation Committee determines these components individually for each of the 14 executives who comprised Firstar's senior executive group in the first quarter of 1997, which is when these components are annually established. This group includes the five individuals whose compensation is analyzed in this proxy statement. In determining the compensation of these executives, other than the chief executive officer, the Committee is generally guided by the recommendations of the chief executive officer. However, it does independently approve the remuneration of all members of the senior executive group on an individual basis.

     Base Salaries

     A base salary grade and range has been established for the job of each executive officer. Base salary grade midpoints are established consistent with the median of the peer group and the internal evaluation of the responsibilities of each position.

     In accordance with its annual procedure, at its January 1997 meeting, the Compensation Committee approved an overall percentage increase of base salaries for the executive officer group based on the following:

     1. The results of published compensation surveys for the executive base salary increase projections for the financial services industry in general (these surveys are broad based and not peer group specific).

     2. The financial performance of Firstar for the preceding year both absolutely and relatively vs. its peer group of companies as represented by such measures of asset quality as net loan charge-offs, non-performing assets and such measures of profitability as return on equity, return on assets and efficiency ratio. The Committee noted that Firstar's performance in 1997 was sound, non-performing assets continued to be low, reserves were prudent, charge-offs were low, and profitability was very good.

     The overall base salary increase percentage approximated the median of the salary surveys. Within this overall limit, the CEO recommended to the Committee base salary adjustments for each executive (exclusive of the chief executive officer) based upon his assessment of the executive's performance relative to the executive's goals and objectives. The Committee noted that the overall executive base salary increase percentage was identical to the base salary increase percentage for non-executive employees.

     In administering the base salary of the chief executive officer in 1997, the Committee considered Firstar's most recent annual absolute and relative performance, his ongoing leadership, the expected positive impact of restructuring, the relationship of his base salary to job grade midpoint and industry salary surveys. As a result, the chief executive officer's base salary was increased by 4.0% in 1997.

     Annual Incentive Compensation Plan

     Firstar's executive officers are eligible for an annual incentive award. Performance objectives are established each year. These objectives are based on Firstar's return on equity and the performance of the executive's own business unit. For the 14 executives comprising the senior executive group in 1997, 25% of the award, ranging up to 100% for the corporation's chief executive officer and the corporation's chief operating officer, was tied directly to Firstar's return on common equity in comparison to the $10-$25 billion peer group.

     Firstar's annual incentive compensation is a target bonus plan where target represents a percentage of the salary grade midpoint of the executive's job grade. For the 14 executives comprising the senior executive group in 1997, this target percentage ranged from 30% of the participant's salary grade midpoint up to 50% of the salary grade midpoint for the chief executive officer's position. The bonus earned was based on performance and ranged from a threshold of 50% of target to a maximum of 150% of target. The Committee has determined that to earn a threshold level of bonus on the corporate performance factor, which for the chief executive officer and the chief operating officer is the only factor, requires a return on common equity equal to the median of the peer group. Performance below the median of the peer group would result in no bonus being earned on this single corporate performance factor. To earn a target bonus, performance at the 70th percentile is required. To earn a maximum bonus, performance at the 90th percentile is required.

     The performance measures other than Firstar's return on equity which comprise a portion of the Annual Incentive Compensation Plan for those officers below the level of the chief executive officer and the chief operating officer are established specific to each executive's business function including, for example, net income of the specific function managed by the executive, fee income growth, net charge-offs and non-performing asset levels of the function, expense management, specific project attainments, and other factors. Performance was measured against these target goals to determine payments.

     In 1997, Firstar achieved a return on equity of 18.41%. Based on the formula used in the plan, the chief executive officer earned a 1997 bonus of $346,600, which equaled 107% of target. Payments to the other executives for this factor also equaled 107% of target.

     Three-Year Performance Share Plan

     Firstar's senior executive group is eligible to participate in a three-year performance share plan. Under this plan, for the 14 executives comprising the senior executive group, the target percentage ranges from 30% of the participant's salary grade midpoint up to 50% of the salary grade midpoint for the chief executive officer's job. In order for an executive to receive target payout, Firstar must achieve a three-year return on common equity equal to the 70th percentile performance by its peer group. Threshold payout, which is equal to 50% of target payout, requires a three-year return equal to the peer median performance and maximum payout, which is equal to 150% of target payout, requires a 90th percentile performance compared with peers. If Firstar achieves less than median performance, all performance share awards are forfeited. Further, if return on common equity of Firstar falls below 12% for the three-year period, regardless of comparative peer performance, the Committee may cancel all performance share awards. For purposes of computing plan performance, Firstar's return on equity is adjusted to exclude the amount of any one-time restructuring charges incurred as the result of the acquisition of companies or any one-time gains realized as the result of the disposition of any lines of business. In addition, the Committee determined that any one-time restructuring charges incurred as the result of the Firstar Forward initiative would be excluded from Firstar's return on equity for 1996.

     For awards made in 1995, 1996 and 1997, a Performance Account was established for each participant. The Performance Account is designated in shares of stock whereby the number of shares in each participant's account represents a target percentage applicable to each participant's job grade, up to 50% for the chief executive officer, multiplied by the job grade midpoint and divided by the fair market value of a share of stock on the last business day of the preceding year. At the end of the three-year period, the number of shares of stock actually earned and credited to the participant's account will be determined based upon Firstar's performance compared with its peer group as described in the second paragraph of this section. The target number of performance shares that could be earned in the three-year period by the chief executive officer and the other members of the senior executive group receiving awards in 1995 are 22,836 and 95,854, respectively, and in 1996 are 15,874 and 72,720, respectively, and in 1997 are 12,340 and 47,218, respectively. The performance shares are valued at the end of the performance period based upon the market price of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a cash amount equal to the dividends paid during the performance period on a number of shares equal to the number of performance shares earned.

     The performance period for the 1995 performance share plan ended on December 31, 1997. Based on the formula used in the plan, the chief executive officer earned a three-year bonus at the end of 1997 of $1,124,400, which equaled 110% of target. Each of the other participants also received a payment equal to 110% of target.

     If the executive leaves Firstar for reasons other than retirement, disability or death prior to the end of the three-year term of the awards, the award is forfeited. A prorated payment is made in the event of retirement, death or disability. The value of these awards is affected by both the relative performance of Firstar vs. its peers over the three-year period as well as the value of Firstar stock at the end of that period.

     Stock Options

     Stock options are designed to provide a direct long-term link between executive compensation and shareholder interests. Options are granted with an exercise price equal to the market value of the common stock on the date of the grant. If the stock price does not increase, the option is worthless. The option period is 10 years and one month from the date of grant.

     Under Firstar's 1988 Incentive Stock Plan approved by shareholders, stock options can be granted to officers and other key employees who, in the opinion of the Compensation Committee, are in a position to contribute materially to Firstar's continued growth, development and long-term financial success. Accordingly, employees in salary grades 28 and above were awarded stock options in 1997. The Committee utilizes a grant value formula to award shares under this plan. The grant value, which represents the number of shares multiplied by the exercise price, is a percentage of the midpoint of the participant's salary grade. The 1997 grant values ranged from 40% of the participant's salary grade midpoint up to 350% of the salary grade midpoint for the chief executive officer's job.

     The chief executive officer was awarded stock options for 83,600 shares in 1997. While Firstar employs a formula approach to the granting of stock options, in the event of poor corporate performance, the Committee could elect not to award options. In the judgment of the Committee, based upon the absolute and relative performance of Firstar as discussed in the Base Salary section above, Firstar's performance warranted granting of options in 1997.

     Deductibility of Executive Compensation

     As noted in this report, Firstar has developed a comprehensive program directly linking executive compensation to Firstar's financial performance in order to retain and attract executives who can lead Firstar to achieve shareholder goals. To the extent achieving these goals is consistent with favorable tax treatment under Section 162(m) of the Internal Revenue Code, the Compensation Committee is committed to making awards under the executive compensation plans that will qualify for the performance-based tax expense deduction.

     Conclusions

     The Compensation Committee believes that the programs described above, driven by its statement of philosophy, provide a direct link between executive compensation and Firstar's financial performance and resultant stock price appreciation.

     Compensation Committee Members:

       James H. Keyes, Chairman
       Robert C. Buchanan
       James L. Forbes
       Sheldon B. Lubar

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In addition to Messrs. Keyes, Buchanan, Forbes, and Lubar, Messrs. Guy A. Osborn and Jerry M. Hiegel, former directors of Firstar who retired from the Board of Directors in 1997, were the only persons who served on the Compensation Committee of the Board of Directors of Firstar during 1997. None of the persons who served on the Compensation Committee during 1997 was an officer or employee of Firstar or any of its subsidiaries.

                               PERFORMANCE GRAPHS

     The following graph shows the cumulative return on a $100 investment in Firstar common stock over a five year period. Also shown for comparison is the performance of the KBW 50 Index and the S&P 500 Stock Index. The KBW 50 Index is a banking industry comprised of 50 companies representing all money center banks and most major regional banks as maintained by Keefe, Bruyette and Woods, Inc.

                     COMPARISON OF 5-YEAR CUMULATIVE RETURN
                  FIRSTAR, S&P 500 STOCK INDEX, & KBW 50 INDEX
                          (WITH DIVIDEND REINVESTMENT)

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)              FIRSTAR            S&P 500            KBW 50
1992                                              100                100                100
1993                                            99.83                110                106
1994                                            91.31                112                100
1995                                           138.82                153                160
1996                                           188.22                189                227
1997                                           310.13                252                332

     The following graph depicts the return on common equity of Firstar as compared to the median and top quartile performance of its peer group. The peer group consists of all domestic bank holding companies ranging in size from $10-$25 billion as obtained from Thomson BankWatch, Inc., a nationally recognized banking industry consultant. This peer group measurement of return on equity was used in the determination of bonus and long-term incentive plan awards to executive officers as described in the previous section entitled Board Compensation Committee Report on Executive Compensation.

                     COMPARISON OF RETURN ON COMMON EQUITY

               MEASUREMENT PERIOD                                       PEER TOP
             (FISCAL YEAR COVERED)                    FIRSTAR           QUARTILE        PEER MEDIAN
1992(1)                                                       17.4              16.6              14.2
1993(1)                                                       18.6                18              15.8
1994(1)                                                         17              17.1              15.9
1995(2)                                                       16.9              16.6              14.9
1996(3)                                                       15.9              17.2              15.9
1997                                                          18.4             18.45             16.85

---------------
(1) Firstar's data is not restated for pooling of interests acquisitions.
(2) Return on equity excludes certain expenses for purposes of executive compensation calculations which increased the return on equity from 15.11% to 16.86%.
(3) The long-term incentive plan award calculation was based upon a return on equity of 18.01% which excludes certain expenses.

                      ADDITIONAL INFORMATION ON MANAGEMENT

     During the past year, all of the directors and officers and one or more of their associates were customers of and had business transactions with one or more bank subsidiaries of Firstar. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires Firstar's executive officers, directors and more than ten percent shareholders and certain trusts affiliated with such persons ("Insiders") to file with the Securities and Exchange Commission and Firstar reports of their beneficial ownership of Firstar securities. Based upon written representations and copies of reports furnished to Firstar by Insiders, all Section 16(a) reporting requirements applicable to Insiders during 1997 were satisfied on a timely basis, except that Mr. C. Paul Johnson, a director of Firstar, filed a late report covering the sale of 3,000 shares of Firstar common stock.

                   PROPOSAL TO AMEND THE FIRSTAR CORPORATION
                  1988 INCENTIVE STOCK PLAN FOR KEY EMPLOYEES

     Summary of Proposal

     In 1987, shareholders of Firstar approved the 1988 Incentive Stock Plan for Key Employees. The original plan authorized a maximum number of shares of common stock and stock appreciation rights of 2,000,000* which could be granted under the plan. In 1990 and 1994, Firstar shareholders approved amendments to the plan to authorize an additional 3,200,000* and 6,000,000* shares respectively of common stock and stock appreciation rights. Since the inception of the plan, a total of approximately 9,250,000 stock options and performance-based restricted shares of Firstar common stock have been awarded under the plan. The Board of Directors wishes to continue the plan and accordingly is seeking approval of Firstar's shareholders to amend the plan to authorize an additional 7,000,000 shares of stock and stock appreciation rights and to effect certain other changes to the plan summarized below. The Restated Articles of Incorporation of Firstar authorize the issuance of 240,000,000 shares of common stock. There were 145,074,999 shares of Firstar common stock issued and outstanding as of February 27, 1998 and the market value of one share of common stock as of that date was $41.81. A copy of the amended plan is set forth in Exhibit A and the following summary discussion is qualified by reference to the plan.

     The plan, which is administered by the Compensation Committee of the Board of Directors, provides for the granting of annual awards to senior officers and other key employees of Firstar and its subsidiaries of stock options, stock appreciation rights and/or restricted stock. Presently, approximately 1,100 employees are eligible to participate in the plan. The selection of participants is based upon the Compensation Committee's opinion that the participant is in a position to contribute materially to Firstar's continued growth and development and to its long-term financial success. Members of the Compensation Committee are ineligible to participate in the plan. No awards may be made under the plan after April 20, 2004.

     Options entitle the holder to purchase shares of common stock for an amount not less than market value of the stock at the date of grant. Each option will have a life of not more than ten years and one month from date of grant. Under the amended plan, The Compensation Committee may approve assignment of options. In addition, the amended plan provides that the fourteen members of the senior executive officer group may elect to defer stock option gains. Stock appreciation rights may be granted in tandem with stock options or independently of any options. Each right granted entitles the holder to receive cash and/or shares of Firstar common stock pursuant to a formula based upon market appreciation of the stock. In no event will the

---------------

* As adjusted to reflect stock splits
appreciation under any right exceed the fair market value of one share of stock at the date of grant. Furthermore, no participant in the plan may receive options and stock appreciation rights in any five-year period for more than 500,000 shares of stock. The plan provides that upon a change in control of Firstar, as defined in the plan, all options vest and all stock appreciation rights mature, subject to a minimum holding period of six months in certain cases.

     The plan also provides for awards of restricted stock (which may not be sold, transferred or pledged for a period of time as specified in the grant) and performance-based shares. The total amount of common stock issued pursuant to grants of restricted stock and performance based shares made after 1997 is limited to 500,000 shares. The plan provides for a target number of performance shares to be awarded to a participant equal to an applicable percentage, not exceeding 50%, of the participant's salary range midpoint divided by the market price of Firstar's common stock at the beginning of the performance period. For awards in 1997 and before, the number of performance shares earned by a participant is determined solely based upon Firstar's return on equity over a three-year performance period compared with the return on equity achieved by its peer group of $10-$25 billion banking companies. No shares can be earned if performance is less than a threshold level of peer group performance and the maximum number of shares earned can not exceed 150% of the target award. In addition, if Firstar's return on equity is less than 12% for a performance period, the Committee may cancel all awards for such period regardless of performance compared with peers. The performance shares are valued at the end of the performance period based upon the market price of Firstar's common stock and the participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a cash amount equal to the dividends paid during the performance period on a number of shares of common stock equal to the number of performance shares earned. The plan provides for the termination of the period of restriction for restricted stock and the performance period for performance shares in certain events including the occurrence of a change in control and a pro-rata reduced payment of performance shares based upon the shortened period.

     The Board of Directors is seeking the approval of Firstar's shareholders to amend the plan to add cumulative earnings per share as an additional performance measure for the three-year performance period, establish threshold return on equity at 40% peer group performance and target return on equity at 60% peer group performance, increase the target award percentage of a participant's salary grade midpoint to not exceed 60% and increase the maximum number of performance shares that can be earned to 200% of the target award. At the beginning of each year, the committee may establish additional or different terms, goals, standards and objectives with respect to performance shares including imposing a return on assets or other performance goal in addition to, or in lieu of, a return on equity or earnings per share performance goals. The Committee may provide for a different allocation between any performance goals and the cash and stock components of the payment. The Board of Directors may amend the plan provided, however, that no amendment shall be made without shareholder approval if such action would increase the amount of stock issuable under the plan or the maximum amount issuable to one participant, would materially increase the cost of the plan or the benefits to participants, or would change the class of persons eligible to participate in the plan.

     Set forth in the table below is information regarding awards of options and performance shares made during the first quarter of 1998. No other awards were made under the plan in 1998.

                                                          NUMBER OF     TARGET NUMBER OF
NAME                                                       OPTIONS     PERFORMANCE SHARES
----                                                      ---------    ------------------
Roger L. Fitzsimonds....................................     60,300           9,435
John A. Becker..........................................     32,600           6,539
Chris M. Bauer..........................................     12,400           3,400
Richard W. Schoenke.....................................     12,400           3,400
Steven R. Parish........................................     12,400           3,400
Senior executive officers as a group(14)................    195,000          42,722
Other key employees as a group..........................  1,178,500

     The options issued in 1998 expire in ten years and one month from date of grant and may be exercised for not less than $38.75 per share. Generally, upon the exercise of an option, the amount of appreciation in the market value of the stock over the exercise price is taxable to the participant as ordinary income and Firstar is entitled to a tax expense deduction for such amount. In certain other cases, the appreciated value of the underlying stock received upon exercise of incentive options within the meaning of Section 422 of the Internal Revenue Code may be taxable to the participant as a capital gain upon sale of the stock and Firstar may not receive any tax expense deduction. Since inception of the plan, Firstar has not awarded any incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

     The 1998 performance share awards are subject to shareholder approval of the amended plan. The maximum number of performance shares earned by any participant under the 1998 awards is limited to 200% of the target award for the chairman of the board. Subject to adjustment for variations in the market price of Firstar's common stock on the award dates, the maximum for each following year is five percent more than for the prior year. For 1998, the return on equity threshold, target and maximum objectives are 40th percentile, 60th percentile and 90th percentile performance as compared with peer group performance; the cumulative earnings per share threshold, target and maximum objectives are 5% ($6.62 per share), 10% ($7.28 per share) and 13% ($7.70 per share).

     The Board of Directors believes that the plan will advance the interests of Firstar and promote continuity of management by encouraging and providing for acquisition of an equity interest in the success of Firstar by key employees and by enabling Firstar to attract and retain the services of key employees upon whose interest, skills and special effort the successful conduct of its business is largely dependent.

     Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED 1988 INCENTIVE PLAN FOR KEY EMPLOYEES.

                   PROPOSAL TO AMEND THE FIRSTAR CORPORATION
                        ANNUAL EXECUTIVE INCENTIVE PLAN

     Summary of Proposal

     In 1994, Firstar's shareholders approved the Annual Executive Incentive Plan. The plan is administered by the Compensation Committee of the Board of Directors and provides for annual cash awards to approximately 50 senior level officers of Firstar and its subsidiaries based on achievement of certain previously established performance objectives. The Compensation Committee selects participants for the plan who are in senior level positions and who will contribute substantially to the success of Firstar. No member of the Compensation Committee is eligible to participate in the plan.

     At the start of each year a participant receives a target award under the plan representing a percentage, ranging up to a maximum of 50%, of the salary grade midpoint of the participant's job grade. The single corporate performance factor applicable to Firstar's chairman of the board and president is Firstar's return on equity compared with its peer group of $10-$25 billion banking companies. To earn a bonus under this factor, Firstar must perform at a threshold level of its performance compared with its peer group and a maximum bonus requires a higher level of performance. The threshold, target and maximum return on equity objectives have been median, 70th percentile and 90th percentile performance as compared with peer group performance. Other participants in the plan are assigned performance measures which may include the same corporate return on equity objective described above as well as other factors specific to the participant's business function. Examples of other performance categories include net income and fee income growth for specific business functions, net charge-offs and non-performing asset levels, expense management and special projects. Performance at the end of the year is measured against the target goals to determine payments which range from 50% of target to 150% of target. No payment is earned if performance is below the threshold goal and if Firstar's return on equity does not exceed 12%, the Compensation Committee may cancel all awards granted under the plan for that year regardless of the participants' performances. The Board of Directors wishes to continue the plan and accordingly is seeking shareholder approval to amend the plan. A copy of the amended plan is set forth in Exhibit B and the following summary discussion of the amendment is qualified by reference to the plan.

     Under the amended plan, a participant receives a target award under the plan representing a percentage, ranging up to a maximum of 60%, of the salary grade midpoint of the participant's job grade. Two corporate performance factors are applicable to Firstar's chairman of the board and president, return on equity compared with Firstar's peer group and growth in earnings per share. To earn a bonus under these factors, Firstar must perform at threshold levels. For 1998, the return on equity threshold, target and maximum objectives are 40th percentile, 60th percentile and 90th percentile performance as compared with peer group performance; the earnings per share threshold, target and maximum objectives are 5% growth ($2.10 per share), 10% growth ($2.20 per share) and 13% growth ($2.26 per share). The maximum payment amount for a participant is 200% of target. The Compensation Committee may establish additional or different terms, conditions, goals, standards and objectives with respect to the goals for the chairman of the board and the president and may impose a return on assets or other performance goal in addition to, or in lieu of, a return on equity or earnings per share performance goals and may provide for a different allocation between any performance goals.

     Set forth in the table below is information regarding awards made under the plan for 1998.

NAME                                                          TARGET AWARD
----                                                          ------------
Roger L. Fitzsimonds........................................   $  400,400
John A. Becker..............................................      277,500
Chris M. Bauer..............................................      144,300
Richard W. Schoenke.........................................      144,300
Steven R. Parish............................................      144,300
Senior executive officers as a group(14)....................    1,813,000
Other officers as a group...................................    1,541,100

     The 1998 awards for the chairman of the board and president are subject to shareholder approval of the plan. The maximum amount earned by any participant under an award made in 1998 is limited to 200% of the target award for the chairman of the board. The maximum for each following year is five percent more than for the prior year.

     The Board of Directors believes that the plan will promote continuity of management and increase incentive and personal interest in the welfare of Firstar by those who are primarily responsible for shaping and carrying out its long-range plans and securing its continued growth and financial success.

     Recommendation

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED ANNUAL EXECUTIVE INCENTIVE PLAN.

                     SHAREHOLDER PROPOSALS AND DISCUSSIONS

     If any shareholder of Firstar wishes to submit a proposal to be included in next year's proxy statement and acted upon at the annual meeting of Firstar to be held in 1999, the proposal must be received by the Secretary of Firstar at the principal executive offices of Firstar, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, prior to the close of business on November 13, 1998. Firstar's By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors, (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and
(3) the request to call a special meeting of shareholders. Any shareholder who wishes to take such action should obtain a copy of these By-Laws and may do so by written request addressed to the Secretary of Firstar at the principal executive offices of Firstar.

                             SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of the Audit-Examining Committee, has selected KPMG Peat Marwick, LLP as Firstar's independent auditors for 1998. The firm has served Firstar as auditors during the previous year. Representatives of KPMG Peat Marwick, LLP are expected to be present at the shareholders' meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised orally at the meeting.

                                    GENERAL

     Firstar management does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of Firstar. The receipt of any report which may be submitted to the meeting is not to constitute approval or disapproval of any matters referred to in such report. Firstar's Form 10-K annual report, including financial statements for the year ended December 31, 1997, has been provided with this notice of the 1998 annual meeting and proxy statement.

     By order of the Board of Directors.

                                          /s/ William J. Schulz
                                          William J. Schulz
                                          Senior Vice President and Secretary

March 12, 1998

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                                                                       EXHIBIT A

                              FIRSTAR CORPORATION

                  1988 INCENTIVE STOCK PLAN FOR KEY EMPLOYEES

SECTION 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

     1.1 Establishment. Firstar Corporation, a Wisconsin corporation, hereby establishes the "1988 INCENTIVE STOCK PLAN" (the "Plan") for key employees. The Plan permits the grant of Stock Options, Stock Appreciation Rights, and Restricted Stock.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Corporation and its Subsidiaries and promote continuity of management by encouraging and providing for the acquisition of an equity interest in the success of the Corporation by key employees and by enabling the Corporation to attract and retain the services of key employees upon whose judgment, interest, skills, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The effective date of the Plan is January 1, 1988.

SECTION 2. DEFINITIONS; CONSTRUCTION

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) A "Change of Control" shall be deemed to have occurred on the date on which (i) securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding voting securities are acquired pursuant to a tender offer or exchange offer; (ii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with another corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of the Corporation (other than a shareholder who is an "affiliate," as defined in the Securities Exchange Act of 1934, of any party to such consolidation or merger); (iii) the shareholders of the Corporation approve the sale of substantially all of the Corporation's assets to a corporation which is not a wholly-owned subsidiary of the Corporation; (iv) any "person," as used in Section 3(a)(9) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that no acquisition under clause (i) or beneficial ownership under clause (iv) by a Participant, the Corporation, any employee benefit plan of the Corporation or any person or entity organized, appointed or established pursuant to the terms of any such benefit plan shall be deemed to constitute a Change of Control event under this Section 2.l(b). For purposes of this Plan, ownership of securities shall include ownership as determined by applying the provisions of Rule 13d-3(a) of the Securities Exchange Act of 1934 (as then in effect).

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Compensation Committee of the Board which shall consist of three or more members of the Board who are not, and who have not been at my time within one year prior to appointment to the Committee, eligible to receive Stock under the Plan or any similar plan of the Corporation. The preceding sentence shall not preclude any person who is or has been so eligible from serving as a member of the Committee, but such person shall not be entitled to vote on any matter relating to the Plan.

          (e) "Corporation" means Firstar Corporation, a Wisconsin corporation.

          (f) "Disability" shall have the same meaning assigned to such term in the Firstar Corporation Long-Term Disability Insurance Plan.

          (g) "Fair Market Value" means the last sale price of the Stock as reported by the New York Stock Exchange on a particular date.

          (h) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either
     (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."

          (i) "Participant" means any individual designated by the Committee to participate in the Plan.

          (j) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 8 of the Plan.

          (k) "Restricted Stock" means Stock granted to a Participant pursuant to Section 8 of the Plan.

          (1) "Retirement" shall have the meaning assigned to such term in the pension plan of the Corporation.

          (m) "Securities" shall have the meaning assigned to such term in SubSection 10.1 of the Plan.

          (n) "Stock" means the Common Stock of the Corporation, par value of $1.25 per share.

          (o) "Stock Appreciation Right" means the right to receive a payment in cash or a combination of cash and stock from the Corporation equal to the excess of the Fair Market Value of a share of stock at the date of exercise or maturity over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

          (p) "Subsidiary" means any present or future subsidiary of the Corporation, as defined in Section 424(f) of the Code.

          (q) "Tax Date" means the date on which Federal, state or local income tax is determined as a result of the exercise of a nonstatutory stock option as described in SubSection 6.1.

     (r) "Act" means the Securities Exchange Act of 1934, as amended.

          (s) "Peer Group" means the banking companies operating in the United States having assets in the same range as the Corporation, as established by Keefe, Bruyette and Woods, Inc., or other similar service, from time to time.

          (t) "Performance Account" means the account of a Participant established and maintained pursuant to the provisions of Section 8A.

          (u) "Performance Period" means a period of three consecutive calendar years with respect to which a Performance Account is established.

          (v) "Return on Equity" means, with respect to the Corporation or any other member of the Peer Group, the ratio of its net income available to common shareholders for a particular period to its average common shareholders' equity during such period. If the Return on Equity is required to be computed for a period exceeding one calendar year, the Return on Equity shall first be computed separately for each complete calendar year and any shorter period, and the arithmetic average (time-weighted for partial periods) of such result shall be used.

          (w) "Specified Percentage" means, with respect to a Participant, the percentage determined by the Committee for the Participant, which shall in no event exceed 60%.

          (x) "Earnings per Share" means the net income of the Corporation per share of Stock computed on a diluted basis in accordance with generally accepted accounting principles.

     2.2 Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those officers and other key employees of the Corporation and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Corporation's continued growth and development and to its long-term financial success.

SECTION 4. STOCK AND STOCK APPRECIATION RIGHTS SUBJECT TO PLAN

     4.1 Number. The total number of shares of Stock subject to issuance under the Plan and Stock Appreciation Rights which may be granted pursuant to the Plan may not exceed 18,200,000. The total number of shares of Stock subject to issuance pursuant to Options and Stock Appreciation Rights granted under the Plan in any five year period to any one person may not exceed 500,000. The limitations set forth in this Subsection 4.1 are subject to adjustment upon occurrence of any of the events indicated in Subsection 4.3. A Stock Appreciation Right that is granted in connection with an Option pursuant to Subsection 7.1 shall not be counted for purposes of applying the limitations of this Subsection 4.1. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

     4.2 Unused Stock; Unexercised Rights. In the event any shares of Stock are subject to an Option which, for any reason, expires or is terminated unexercised as to such shares, or any shares of Stock, subject to a Restricted Stock grant made under the Plan are reacquired by the Corporation pursuant to Subsection 8.9 or 8. 10 of the Plan, such shares again shall become available for issuance under the Plan. In the event that any exercisable Stock Appreciation Rights expire unexercised, such Rights shall again become available for issuance under the Plan.

     4.3 Adjustment in Capitalization. In the event that any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs after adoption of the Plan by the Board by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock (or the stock or other securities that had been issued in exchange for the shares of Stock) subject to each outstanding Option, and its stated Option price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also make appropriate adjustments to the number and type of Stock Appreciation Rights outstanding and the related grant values, and shall have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise. In the event of any other change in the Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of shares subject to any outstanding Stock Option, Restricted Stock Grant, or Stock Appreciation Right, and any such adjustment made by the Committee shall be conclusive.

SECTION 5. DURATION OF PLAN

     5.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Subsection 12.3 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof and all Stock Appreciation Rights shall have expired or been exercised. Notwithstanding the foregoing, no Option, Stock Appreciation Right or Restricted Stock may be granted under the Plan on or after April 21, 2004.

SECTION 6. STOCK OPTIONS

     6.1 Grant of Options. Subject to the provisions of Sections 4 and 5, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year exceed $100,000. Nor shall any incentive stock option be granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation. Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

     6.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

     6.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option that is an incentive stock option shall be exercisable later than the tenth (10th) anniversary date of its grant, and no Option that is a nonstatutory stock option shall be exercisable more than ten years and one month after the date of its grant.

     6.5 Exercise of Options. Subject to the provisions of Subsection 12.2, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that Options granted to a Participant who is a director of the Corporation or an officer of the Corporation or a Subsidiary subject to Section 16 of the Act, shall not be exercisable until at least six months have elapsed from the date of grant of such Options.

     6.6 Payment. The Option price upon exercise of any Option shall be payable to the Corporation in full either (i) in cash or its equivalent, or (ii) by tendering shares of previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price, or (iii) by a combination of
(i) and (ii). The proceeds from such a payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

     6.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     6.8 Termination of Employment Due to Death, Disability or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability or Retirement, the Committee may provide that any outstanding Options
(a) shall become immediately exercisable and (b) shall expire at any time not later than the original expiration date of the Options. However, in the case of incentive stock options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such options are not exercised within three months after such date of termination due to Retirement.

     6.9 Termination of Employment Other than for Death, Disability or Retirement. If the employment of the Participant shall terminate for any reason other than death, Disability or Retirement, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three months after such date of termination of employment, whichever first occurs.

     6.10 Nontransferability of Options. Options granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution, except that, to the extent allowed by the Committee, a Participant may transfer any Option.

SECTION 6A. DEFERRAL OF OPTION GAINS BY CERTAIN PARTICIPANTS

     6A.1. Election to Defer. Any Participant who is a member of the Strategic Planning Committee of the Corporation may elect to defer receipt of certain shares of Stock to which such Participant would otherwise be entitled upon the exercise of Options hereunder. Such an election must be made in writing and delivered to the Secretary of the Corporation specifying the number of shares and the award date(s) to which the election applies. It may be made at any time while the individual is a member of the Strategic Planning Committee. Any such election shall apply to the specified Options only if such Options are exercised after the later of (i) the date which is six (6) months after the date the election is received by Secretary of the Corporation, or (ii) January 1 of the year which next follows the year in which such election was received by the Secretary of the Corporation.

     6A.2. Revocation of Election. An election under Subsection 6A.1 shall be irrevocable except that it shall be automatically revoked if the Participant ceases to be a member of the Corporation's Strategic Planning Committee, whether by reason of Retirement, death, Disability or otherwise.

     6A.3. Effect of Election. In order to exercise Options with respect to which an election under Subsection 6A.1 is in effect, the Participant must tender shares of previously acquired Stock as described in Subsection 6.6(ii). Upon such exercise, the Corporation shall (i) deliver to the Participant a number of shares of Stock having a fair market value as of the date of such exercise equal in value to the aggregate Option price for the Options exercised and (ii) credit the difference between the aggregate fair market value of the shares of Stock with respect to which Options are exercised and the aggregate Option price of such Options to an account ("Deferred Payment Account") established in the name of the Participant.

     6A.4. Deferred Payment Account/Units. All gains deferred pursuant to Subsection 6A.3 shall be credited to the Participant's Deferred Payment Account on the date on which the Participant exercises Options. The amount credited to a Deferred Payment Account shall be divided into a number of "Units." Each unit shall be equal to the Fair Market Value of a share of Stock.

     On each dividend payment date applicable to Stock, each Deferred Payment Account shall be credited with an amount of dollars equal to the dividend that would have been paid on the number of Units in such Deferred Payment Account if such Units were actually shares of Stock. Such dividend amount shall then be converted into additional units by dividing the dividend amount by the Fair Market Value of one share of Stock on the dividend payment date.

     In the event of a stock split or stock dividend, the number of Units held by each Deferred Payment Account shall be adjusted in the same manner as the same number of shares of Stock would be adjusted. In the event of the Corporation's merger with another corporation or conversion of its Stock into other securities, the Deferred Payment Account shall be adjusted to reflect Units in the new securities equivalent to those that would have been received by a shareholder holding the number of shares of Stock that is equal to the number of Units credited to the Deferred Payment Account. For all purposes thereafter, whenever "Corporation" or "Stock" is used in the Plan, there shall be substituted for such terms the name of the corporation whose shares or securities were received by the Corporation's shareholders. The Board may make such other appropriate adjustments in the Deferred Payment Account as may be necessary to have the Deferred Payment Account reflect for Plan Participants the economic value of being a Corporation shareholder.

     6A.5. Nature of Account. The Deferred Payment Accounts shall be utilized solely as a device for the measurement and determination of the amount of deferred compensation payable under the Plan. The Deferred Payment Account shall not constitute or be treated as a trust fund of any kind. All amounts at any time credited to a Deferred Payment Account shall be and remain the sole property of the Corporation, and no Participant shall have any ownership rights of any kind with respect thereto. A Participant's rights are limited to the right to receive payments as provided herein and a Participant's position with respect thereto is that of a general unsecured creditor of the Corporation. The Participant shall have no voting rights and no other incidents of ownership of Stock by virtue of the balance in a Deferred Payment Account, except the right to dividend-equivalent and other credits as set forth in Subsection 6A.4.

     6A.6. Nonassignment. Neither a Participant nor his or her duly designated beneficiary shall have any right to assign, transfer, pledge or otherwise convey the right to receive any amount of compensation which may be due hereunder and any such attempted assignment, transfer, pledge or other conveyance shall not be recognized by the Corporation.

     6A.7. Payments From Deferred Payment Accounts. A Participant, may elect and (subject to approval of the Board) may change any such prior elections by giving notice to the Secretary of the Corporation to have the balance in his or her Deferred Payment Account paid in any one of the following ways:

          (a) In a lump sum on January 31 of the first calendar year that begins after the Participant ceases to serve as an employee of the Corporation or on January 31 of any calendar year within ten years thereafter.

          (b) In any number of substantially equal annual installments, up to and including ten, commencing on January 31 of the first calendar year that begins after the Participant ceases to serve as an employee of the Corporation or commencing on January 31 of any calendar year within ten years thereafter.

          (c) In a lump sum upon the earlier of (i) a Change of Control of the Corporation or (ii) on January 31 of the first calendar year that begins after the Participant ceases to serve as an employee of the Corporation or on January 31 of any calendar year within ten years thereafter.

          (d) In any number of substantially equal consecutive annual installments, up to and including ten, commencing on January 31 of the first calendar year that begins after the Participant ceases to serve as an employee of the Corporation, or commencing on January 31 of any calendar year within ten years thereafter, provided, however, that upon a Change of Control any amounts remaining in the Deferred Payment Account shall be paid in a lump sum.

     An election under this Subsection 6A.7 shall be effective as of the later of (i) the date six months after the election is filed in writing with the Secretary of the Corporation, or (ii) January 1 of the year that next follows the year in which such election was filed in writing with the Secretary of the Corporation.

     Whenever a Participant becomes entitled to a distribution from a Deferred Payment Account hereunder, the Units in the Deferred Payment Account shall be converted one-for-one into shares of Stock and distributed to the Participant on the dates elected hereunder for distribution of the Deferred Payment Account. Cash shall be paid in lieu of fractional shares of Stock.

     In the event that the Participant makes a payment election or revokes an election under this Subsection 6A.7, and does not continue to be an employee of the Corporation for the full calendar year immediately following the year in which such election was filed, such election shall have no effect. In such event, if the Participant had made an earlier effective payment election under this Subsection 6A.7, the earlier election shall continue to govern the form of payment of the balance in the Participant's Deferred Payment Account. If the Participant did not make such an earlier payment election, he or she shall be deemed to have made no payment election under this Subsection 6A.7. In the event that the Participant makes no payment election under this Subsection 6A.7, the balance in his or her Deferred Payment Account shall be paid in a lump sum on January 31 of the first calendar year that begins after the Participant ceases to be an employee of the Corporation.

     In the event of the death of a Participant, the balance in his or her Deferred Payment Account shall be paid in a lump sum to the Participant's designated beneficiary (or to his or her estate in the absence of any beneficiary designation) on January 31 of the first calendar year following the date of death.

     6A.8. Designation of Beneficiary. A Participant may designate the beneficiary who is to receive all the funds in the Participant's Deferred Payment Account which may remain unpaid at the Participant's death. Such designation shall be made by filing a written designation with the Secretary of the Corporation and may be changed from time to time by similar action. If no such designation has been filed with the Secretary of the Corporation prior to the Participant's death, any such balance shall be paid to the Participant's estate.

SECTION 7. STOCK APPRECIATION RIGHTS

     7.1 Grant of Stock Appreciation Rights. Subject to the provisions of Sections 4 and 5, Stock Appreciation Rights may he granted to Participants. Each grant of Stock Appreciation Rights shall be in writing. A Stock Appreciation Right may relate to a specific Option granted under the Plan and may, in such case, relate to all or part of the Option shares covered by the related Option, or may be granted independently of any Option granted under the Plan.

     7.2 Exercise or Maturity of Stock Appreciation Rights. Subject to the provisions of Subsection 12.2, Stock Appreciation Rights shall be exercisable or shall mature at such time or times, on the conditions and to the extent and in the proportion, that any related Option is exercisable and may be exercised or mature for all or part of the shares of Stock subject to the related Option. In the ease of a Stock Appreciation Right that is granted independently of any Option granted under the Plan, such Rights shall be exercisable or shall mature at such time or times, on the conditions and to the extent and in the proportion set forth in the grant. Notwithstanding the preceding sentence, a Stock Appreciation Right granted under the Plan to a Participant who is a director of the Corporation or an officer of the Corporation or a Subsidiary subject to
Section 16 of the Act, shall not be exercisable until at least six months have elapsed from the date of grant of such Stock Appreciation Right.

     7.3 Effect of Exercise. Upon exercise of any number of Stock Appreciation Rights, the number of Option shares subject to any related Option shall be reduced accordingly and such Option shares may not again be subjected to an Option under this Plan. The exercise of any number of Options shall result in an equivalent reduction in the number of Option shares covered by the related Stock Appreciation Right and such shares may not again be subject to a Stock Appreciation Right under this Plan; provided, however, that if a Stock Appreciation Right was granted for less than all of the Option shares covered by any related Option, any such reduction shall be made at such time as, and only to the extent that, the number of shares exercised under the related Option exceeds the number of Option shares not covered by the Stock Appreciation Right.

     7.4 Payment of Stock Appreciation Right Amount. Upon exercise or maturity of the Stock Appreciation Right, the holder shall be entitled to receive payment of an amount (subject to Subsections 7.5 and 7.7 below) determined by multiplying:

          (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

          (b) The number of shares with respect to which the Stock Appreciation Right is exercised.

     In the case of a Stock Appreciation Right which is granted in conjunction with an incentive stock option, the amount determined under (a) above shall be determined by using a price fixed by the Committee at the date of grant which does not exceed the option price of any related incentive stock option. The holder of a Stock Appreciation Right shall receive payment in cash or a combination of cash or a combination of cash and Stock, the Fair Market Value of which is to be determined as of the date of exercise or maturity of the Right, all in accordance with the terms and conditions of the written grant of the Right,

     7.5 Limit on Appreciation. The amount per share which will be payable upon exercise or maturity of a Stock Appreciation Right shall in no event exceed the Fair Market Value of the Stock at the date of grant. At such time as the amount so payable under the terms of a Stock Appreciation Right is first equal to or greater than the limitation of the preceding sentence: (a) any Stock Appreciation Right that has not become exercisable by the Participant shall be immediately exercisable, and (b) any Stock Appreciation Right that has not matured shall automatically mature and become payable. The preceding sentence shall not limit or deny the right of a Participant to exercise any Option in connection with which a Stock Appreciation Right has been granted.

     7.6 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Securities Exchange Act of 1934.

     7.7 Termination of Employment. The Committee may provide in its grant of Stock Appreciation Rights that in the event the employment of a Participant is terminated by reason of death, Disability, Retirement or any other reason, any Rights outstanding shall terminate, and the grant shall set forth the manner and extent of termination.

SECTION 8. RESTRICTED STOCK

     8.1 Grant of Restricted Stock. Subject to the provisions of Sections 4 and 5, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be in writing. The total aggregate number of shares of Stock issued pursuant to grants made under Sections 8 and 8A after 1997 may not exceed 500,000.

     8.2 Transferability. Except as provided in Section 8 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

     8.3 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions providing for partial payment of awards in certain events and for forfeiture of some or all such shares of Restricted Stock in the event performance objectives established by the Committee are not met and restrictions under applicable Federal or state securities laws. The certificates representing Restricted Stock may be legended to give appropriate notice of such restrictions.

     8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 9.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in Firstar Corporation's 1988 Incentive Stock Plan, rules of administration adopted pursuant to such Plan and
a Restricted Stock grant dated             . A copy of the Plan, such rules and
such Restricted Stock grant may be obtained from the Secretary of Firstar Corporation."

     8.5 Removal of Restrictions. Except as otherwise provided in Section 8 hereof, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction; provided, however, that if a grant of Restricted Stock sets forth any restrictions providing for forfeiture in the event certain specified performance objectives are not met, shares of Restricted Stock covered by such grant shall not become freely transferable until a determination has been made whether such performance objectives have been met. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 8.4 removed from the Participant's Stock certificate.

     8.6 Voting Rights During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

     8.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held; provided, however, that the Committee may provide in any grant of shares of Restricted Stock that payment of dividends thereon may be deferred until termination of the Period of Restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of Restricted Stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

     8.8 Termination of Employment Due to Retirement. The Committee may provide in its Restricted Stock grant that in the event a Participant terminates his or her employment with the Corporation because of

Retirement, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 8.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 8.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event the Restricted Stock grant does not automatically terminate such restrictions and a Participant terminates his or her employment with the Corporation because of Retirement, the Committee may, in its sole discretion, waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 8.2 hereof and/or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

     8.9 Termination of Employment Due to Death or Disability. The Committee may provide in its Restricted Stock grant that in the event a Participant terminates his or her employment with the Corporation because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Subsection 8.2 hereof shall terminate automatically with respect to all of the shares or that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares shall be forfeited and returned to the Corporation; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares.

     8.10 Termination of Employment for Reasons Other than Death, Disability or Retirement In the event that a Participant terminates his or her employment with the Corporation for any reason other than those set forth in Subsections 8.8 and
8.9 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Corporation; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Corporation, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

     8.11 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant.

SECTION 8A. PERFORMANCE-BASED RESTRICTED STOCK

     8A. I Grant of Performance-Based Restricted Stock. Subject to the provisions of Subsection 8.1, the Committee, at any time and from time to time, may grant awards of Restricted Stock subject to this Section 8A to such Participants and in such amounts as it shall determine. Each such grant shall be in writing and shall be subject to the terms and conditions of this Section 8A and, to the extent not inconsistent therewith, the terms and conditions of
Section 8.

     8A.2 Performance Account. A Performance Account shall be established on the books of the Corporation for each Participant. The Performance Account shall be designated in shares of Stock. For each Participant, the number of shares in his or her Performance Account shall be (a) the product of the Specified Percentage and the base salary midpoint of his or her salary grade, (b) divided by the Fair Market Value of a share of Stock on the last business day preceding the commencement of the Performance Period. The maximum number of shares credited to any Participant's account for an award made in 1998 shall be computed as provided in the preceding sentence wherein the product in clause (a) consists of a Specified Percentage of 60% multiplied by the 1998 base salary midpoint of the chief executive officer of the Corporation. The maximum number for each following year shall be computed based upon a product which is five percent more than for the prior year.

     8A.3 No Credits to Account. Except as provided in Subsection 4.3, the number of shares of Stock in each Participant's Performance Account shall not be increased during the Performance Period for any reason, including the payment of dividends or other distributions with respect to the Stock.

     8A.4 Final Adjustment to Performance Account. (a) As soon as practicable after the completion of the Performance Period for any award made prior to 1998, the Committee shall certify the Return on Equity of the Corporation for the Performance Period. The Committee shall also certify the comparison of the Corporation's Return on Equity with the Return on Equity achieved by the other members of the Peer Group. The number of shares in the Performance Account of each Participant shall be multiplied by a percentage determined in accordance with the following table, subject to the additional conditions and limitations set forth in this Section 8A:

                PERCENTILE                   APPLICABLE
                  RANKING                    PERCENTAGE
                ----------                   ----------
Below 50th percentile......................       0%
50th percentile (median)...................      50
70th percentile............................     100
90th percentile............................     150

If the Corporation's performance is greater than the 50th percentile but less than the 90th percentile, the applicable percentage shall be determined by linear interpolation between the applicable points. In no event shall the percentage exceed 150% for percentile rankings in excess of 90.

     (b) As soon as practicable after the completion of the Performance Period for any award made in 1998 or thereafter, the Committee shall certify (i) the Return on Equity of the Corporation for the Performance Period and the comparison of it with the Return on Equity achieved by the other members of the Peer Group, and (ii) the compounded growth in Earnings per Share of the Corporation for the Performance Period. The number of shares in the Performance Account of each Participant shall be multiplied by a percentage equal to the sum of (x) 75% of the applicable percentage determined in accordance with the following table with respect to Return on Equity, plus (y) 25% of the applicable percentage determined in accordance with the following table with respect to compounded growth in Earnings per Share, subject to the additional conditions and limitations set forth in this Section 8A:

     RETURN ON EQUITY PERFORMANCE                   EARNINGS PER SHARE PERFORMANCE
---------------------------------------         ---------------------------------------
        PERCENTILE           APPLICABLE                   GROWTH             APPLICABLE
          RANKING            PERCENTAGE                   AMOUNT             PERCENTAGE
        ----------           ----------                   ------             ----------
Below 40%..................       0%            Below 5%...................       0%
40th percentile............      50             5%.........................      50
60th percentile............     100             10%........................     100
90th percentile............     200             13%........................     200

The applicable percentages shall be determined by linear interpolation between the applicable points. In no event shall the percentage exceed 200% for Return on Equity or Earnings per Share performance.

     8A.5 Payment of Award. As soon as practicable after all of the determinations required by Subsection 8A.4 have been made, each Participant shall receive a cash payment equal to the product of the number of shares of Stock credited to his or her Performance Account, as adjusted by Subsection 8A.4, and the aggregate dividends paid by the Corporation on a share of Stock during the Performance Period. At the same time, the Corporation shall deliver to each Participant with respect to his or her Performance Account (a) a certificate for shares of Stock equal in number to 50% of the number of shares of Stock credited to such account. as adjusted, and (b) a payment of cash equal to the product of 50% of the number of shares of Stock credited to such account, as adjusted, and the Fair Market Value of a share of Stock as of the last business day in the Performance Period. The Corporation shall also pay to each Participant cash in lieu of issuing fractional shares of Stock.

     8A.6 Threshold Performance Requirement Notwithstanding the provisions of Subsections 8A.4 and 8A.5, if the Return on Equity of the Corporation for a Performance Period is less than 12% and the Committee shall have determined that payments of awards under this Section 8A would not be in the best interest of the Corporation, no Participant shall receive any payments, whether in cash or Stock, with respect to his or her Performance Account for such Performance Period.

     8A.7 Status of Account. Until shares of Stock are issued and payments are made to a Participant with respect to his or her Performance Account, the Participant shall have no interest or rights in or to any specific assets or property of the Corporation or any shares of Stock, and the Participant shall have no right to vote any shares of Stock represented by the Performance Account.

     8A.8 Termination of Employment. In the event a Participant's employment is terminated, the provisions of Subsections 8.8, 8.9 and 8.10 shall apply to determine the extent (if any) to which the Participant (or his or her designated beneficiary) shall be entitled to receive cash and shares of Stock that would otherwise be payable pursuant to Subsection 8A.5. For purposes of making the adjustments described in Subsection 8A.5 and applying them to the circumstances described in the preceding sentence, a pro rata adjustment shall be made by the Compensation Committee to the performance goals for the number of complete fiscal years and/or quarters in the Performance Period preceding the effective date of the termination of the Participants' employment.

     8A.9 Other Terms. Subject to the maximum award limit specified in Section 8A.2, at the beginning of the Performance Period, the Committee may, in its sole discretion, establish additional or different terms, conditions, goals, standards and objectives with respect to the Performance Account of any or all of the Participants. Without limiting the foregoing, the Committee may impose a return on assets or other performance goal in addition to, or in lieu of, a Return on Equity or Earnings per Share performance goals and may provide for a different allocation between any performance goals and the cash and Stock components of the payment with respect to the Performance Account.

     8A.10 Change of Control. Upon the occurrence of a Change of Control, each Performance Period shall terminate and each Participant shall receive a distribution with respect to his or her Performance Account under Subsection 8A.5, subject to the conditions set forth therein and in this Subsection 8A.10. The amount of the cash payable and the number of shares of Stock to be issued to each Participant with respect to each Performance Period shall be the amount and number determined in accordance with Subsection 8A.5 multiplied by a fraction, the numerator of which is the number of full months which have elapsed since the beginning of the Performance Period and the denominator of which is the number of full months in the Performance Period (determined without regard to this Subsection 8A.10). For purposes of making the adjustments described in Subsection 9A.5 and applying them to the consequences of a Change of Control, the Return on Equity of the Corporation and the Peer Group and the compounded growth of the Corporation's Earnings per Share shall be computed for the number of complete fiscal years and/or quarters in the Performance Period preceding the occurrence of the Change of Control.

SECTION 9. BENEFICIARY DESIGNATION

     9.1 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant with respect to the same benefit or award, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant.

SECTION 10. ADDITIONAL TRANSFER RESTRICTIONS

     10.1 Generally. In addition to the transfer restrictions provided in Subsections 6.7. 8.2 and 8.3, no Participant or personal representative of a deceased Participant who holds Stock acquired under the Plan, whether as Restricted Stock or pursuant to the exercise or maturity of an Option or Stock Appreciation Right, or any stock issued as a stock dividend thereon or any securities issued in lieu thereof or in substitution or exchange thereof (together referred to herein as "Securities") shall sell or otherwise dispose of the Securities except as provided in this Section 10, without first offering the Securities to the Corporation in writing for the consideration and under the terms of payment to apply to the third-party transfer.

     10.2 Response to Offer. Upon receipt by the Corporation of any such offer, the Corporation shall have the right for a period of ten (10) days after such receipt to either (a) purchase such Securities or place them with other stockholders of the Corporation on the terms and at the price stated in such offer, or (b) require that, unless such offer is withdrawn, the offeror sell the Securities so offered on any national securities exchange upon which the Securities are then being traded within a period of ten (10) days after being advised by the Corporation in writing of such requirement.

     If the Corporation shall fail to exercise such rights within ten (10) days after its receipt of such offer of sale, the offeror may, within thirty (30) days after the date of delivery of such offer to the Corporation, sell the Securities to whomever will purchase them upon the same terms and price for which they were offered to the Corporation, and after such sale such Securities shall be free of the restrictions of this Section 10.

     10.3 Legend on Certificates. Certificates for all Securities shall be endorsed with a legend referring to the restrictions on transfer set forth in this Section 10.

     10.4 Exceptions. The provisions of this Section 10 shall not apply to a gift or bequest of Securities, or disposition of the same pursuant to intestate laws, provided, however, that any person who acquires any Securities by gift, bequest or disposition pursuant to intestate laws shall be subject to the provisions of this Section 10 to the same extent as though such person were a Participant who acquired such Securities under the Plan.

     10.5 Waiver. The provisions of this Section 10 may be waived in whole or in part in any particular case or cases by the Committee or may be terminated at any time by the Committee, whenever it may determine that no substantial benefit to the Corporation is afforded by such provisions.

SECTION 11. RIGHTS OF EMPLOYEES

     11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Corporation.

SECTION 12. ADMINISTRATION; POWERS AND DUTIES OF THE COMMITTEE

     12.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

     12.2 Change of Control. Notwithstanding any other provision of this Plan, upon the occurrence of a Change of Control all Options and Stock Appreciation Rights then outstanding shall become immediately exercisable in full for the remainder of their terms, all Stock Appreciation Rights then outstanding that have not matured shall mature and all Periods of Restriction shall terminate; provided, however, that Participants who are directors of the Corporation or officers of the Corporation or a Subsidiary subject to Section 16 of the Act, shall have the right to exercise their Options and Stock Appreciation Rights and to receive Stock pursuant to awards of Restricted Stock only if at least six months have elapsed from the date of grant of such Options, Stock Appreciation Rights, and Restricted Stock awards, as the case may be. The preceding sentence shall not apply to Restricted Stock awards subject to Section 8A, and the effect of a Change of Control on such awards shall be determined exclusively by the provisions of Subsection 8A.10.

     12.3 Amendment, Modifications and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

          (a) Increase the total amount of Stock which may be issued or Stock Appreciation Rights which may be granted under the Plan, except as provided in Section 4 of the Plan.

          (b) Increase the total number of shares of Stock that may be issued pursuant to Options granted under the Plan and Stock Appreciation Rights granted under the Plan to any one Participant, except as provided in Subsections 4.1, 4.3 and 5.3 of the Plan.

          (c) Change the provisions of the Plan regarding the Option price except as permitted by SubSection 4.3.

          (d) Materially increase the cost of the Plan or materially increase the benefits to Participants.

          (e) Extend the period during which Options, Stock Appreciation Rights or Restricted Stock may be granted.

          (f) Extend the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised or mature.

          (g) Change the class of individuals eligible to receive Options, Restricted Stock, or Stock Appreciation Rights.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights or Restricted Stock, theretofore granted under the Plan, without the consent of the Participant.

SECTION 13. TAX WITHHOLDING

     13.1 Tax Withholding. Whenever shares of Stock are to be issued under the Plan, the Corporation shall have the power to require the recipient of the Stock to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements prior to issuance of the certificate for shares of Stock.

     13.2 Share Withholding. In the discretion of the Committee, the Option Agreement may provide that a Participant exercising an Option may satisfy the Corporation's withholding requirements by electing to have the Corporation withhold shares of Stock otherwise issuable to the Participant, having a Fair Market Value on the Tax Date in the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee shall from time to time determine.

SECTION 14. REQUIREMENTS OF LAW

     14.1 Requirements of Law. The granting of Options, Stock Appreciation Rights or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     14.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

                                                                       EXHIBIT B

                              FIRSTAR CORPORATION

                        ANNUAL EXECUTIVE INCENTIVE PLAN

SECTION 1. ESTABLISHMENT PURPOSE, AND EFFECTIVE DATE OF PLAN

     1.1 Establishment. Firstar Corporation, a Wisconsin corporation, hereby establishes the Annual Executive Incentive Plan (the "Plan") for key employees of the Corporation and its Subsidiaries. The Plan provides for annual cash awards to be made to Participants based upon the achievement of certain previously established objectives.

     1.2 Purpose. The purpose of the Plan is to attract and retain in the employ of the Corporation and its Subsidiaries persons possessing outstanding management skills and competence who will contribute substantially to the success of the Corporation and to provide incentives to such persons to exert their maximum efforts an behalf of the Corporation by rewarding them with additional compensation when the Corporation has achieved significant financial objectives as provided for in the Plan. The Board believes that the Plan will promote continuity of management and increased personal interest in the welfare of the Corporation by those who are primarily responsible for developing and carrying out the long-range plans of the Corporation and securing its continued growth and financial success.

     1.3 Effective Date. The effective date of the Plan is January 1, 1988, and the first Plan Year shall be the year ended December 31, 1998. The Plan shall continue in effect from time to time until and unless terminated by the Board.

SECTION 2. DEFINITIONS; CONSTRUCTION

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Midpoint Salary" means the midpoint of the range of the lowest and highest salary established by the Corporation for the Participant's salary grade level, in effect at the beginning of the Plan Year.

          (b) "Board" means the Board of Directors of the Corporation.

          (c) A "Change of Control" shall be deemed to have occurred on the date on which (i) securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding voting securities are acquired pursuant to a tender offer or exchange offer; (ii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with another corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are owned by the former shareholders of the Corporation (other than a shareholder who is an "affiliate," as defined in the Securities Exchange Act of 1934, of any party to such consolidation or merger); (iii) the shareholders of the Corporation approve the sale of substantially all of the Corporation's assets to a corporation which is not a wholly-owned subsidiary of the Corporation; (iv) any "person," as used in Section 3(a)(9) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, the effect of which (as determined by the Board) is to take over control or participate in the affairs of the Corporation; or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes of this Plan, ownership of securities shall include ownership as determined by applying the provisions of Rule 13d-3(a) of the Securities Exchange Act of 1934 (as then in effect).

          (d) "Committee" means the Compensation Committee of the Board which shall consist of three or more members of the Board who are not, and who have not been at any time within one year prior to appointment to the Committee, eligible to receive any benefits under the Plan or any similar plan of the Corporation. The preceding sentence shall not preclude any person who is or has been so eligible from serving as a member of the Committee, but such person shall not be entitled to vote on any matter relating to the Plan.

          (e) "Corporation" means Firstar Corporation, a Wisconsin corporation.

          (f) "Corporate Staff" means those Employees of the Corporation who are engaged principally in activities relating to the overall operations and management of the Corporation and its Subsidiaries as a whole.

          (g) "Disability" shall have the same meaning assigned to such term in the Firstar Corporation Long-Term Disability Insurance Plan.

          (h) "Employee" means my person, including an officer or director, who is employed on a permanent, full-time basis by, and receives a regular salary from, the Corporation or any Subsidiary.

          (I) "Operating Unit" means any Subsidiary or any division, branch, department, office of the Corporation or any Subsidiary that is treated as a separate profit center and that reports as such (directly or indirectly) to management of the Corporation.

          (j) "Participant" means any Employee who has been selected to participate in the Plan.

          (k) "Plan Year" means a fiscal year of the Corporation, except that a Plan Year shall terminate on the day immediately preceding the day on which a Change of Control occurs.

          (l) "Retirement" shall have the meaning and definition set forth in the pension plan of the Corporation.

          (m) "Subsidiary" means any corporation in which the Corporation owns (directly or indirectly) 50% or more of the outstanding stock entitled to vote for directors.

          (n) "Act" means the Securities Exchange Act of 1934, as amended.

          (o) "Peer Group" means the banking companies operating in the United States having assets in the same range as the Corporation, as established by Keefe, Bruyette and Woods, Inc., or other similar service, from time to time.

          (p) "Return on Equity" means, with respect to the Corporation or any other member of the Peer Group, the ratio of its net income available to common shareholders for a particular period to its average common shareholders' equity during such period.

          (q) "Earnings per Share" means the net income of the Corporation per share of common stock of the Corporation computed on a diluted basis in accordance with generally accepted accounting principles.

     2.2 Number. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

     3.1 Generally. In general, those Employees in compensation grades 34 and above shall participate in the Plan.

     3.2 Special Circumstances. Other Employees in addition to those described in Subsection 3.1 may be approved by the Committee for participation in the Plan (either on a continuing basis or yearly basis) if it finds that the inclusion of such other Employees in the Plan is necessary or desirable to carry out the purposes of the Plan. The Committee may in its discretion exclude one or more Employees who are otherwise eligible from participation in the Plan.

     3.3 Date of Eligibility. All awards for a Plan Year will be made at the beginning of such Plan Year, in accordance with Sections 5 and 6, to Employees who are then eligible to participate in the Plan. If an employee becomes eligible to participate in the plan due to a promotion during a Plan Year, the Committee may make a partial pro rata award to such employee based upon the number of months remaining in the Plan Year.

SECTION 4. ADMINISTRATION; POWERS AND DUTIES OF THE COMMITTEE

     4.1 Administration. The Committee shall he responsible for the administration of the Plan. The Committee, by majority action, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee may request the assistance of the Board in making any determination under the Plan or in carrying out its duties hereunder. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

     4.2 Amendment, Modification and Termination of Plan. The Board or the Committee may at any time terminate, and from time to time may amend or modify the Plan, except that no amendment by the Committee shall increase the amount of an award payable to a Participant or class of Participants or allow a member of the Committee to be a Participant, and except that no such termination shall be effective with respect to the Plan Year in which it occurs.

SECTION 5. BASIS FOR AWARDS

     5.1 Determination of Goals. (a) Awards to the chief executive officer and the chief operating officer of the Corporation shall be based solely upon a goal consisting of two components: (i) the Corporation's Return on Equity compared with the Return on Equity achieved by other members of the Peer Group of which the Corporation is a member, which shall comprise 75% of the total goal, and
(ii) the growth in Earnings per Share of the Corporation, which shall comprise 25% of the total goal. Such comparison of Return on Equity performance shall be expressed in terms of a comparative ranking. Threshold performance shall require 40th percentile performance; Target performance shall require 60th percentile performance; and Maximum performance shall require 90th percentile performance. Threshold performance for the Earnings per Share component of the goal shall require a 5% growth performance, Target performance shall require a 10% growth performance and Maximum shall require a 13% growth performance.

     (b) At the beginning of each Plan Year, the Committee shall establish the criteria upon which awards to Participants other than the chief executive officer and the chief operating officer of the Corporation shall be based. The Committee may authorize the chief executive officer and the chief operating officer to establish criteria specific to a participant's business area. Such criteria may include earnings per share, return on equity, net earnings, return on average assets, operating earnings, net interest margin, and any others that, in the judgment of the Committee, properly reflect the contribution of the Participant. Such criteria may also be applied to the Corporation as a whole or, to the extent feasible, to the Operating Unit in which the Participant is employed. These criteria should take into account the forecasts, budgets and other plans of the Board and management of the Corporation. The Committee is responsible for ensuring that these criteria meet the objectives of the Corporation and its shareholders and are achievable through high levels of management performance.

     5.2 Revision of Goals. (a) Subject to the maximum award limitation set forth in Subsection 6.3, at the beginning of each Plan Year the Committee may, in its sole discretion, establish additional or different terms, conditions, goals, standards and objectives with respect to the goals for the chief executive officer and chief operating officer set forth in Subsection 5.1(a). Without limiting the foregoing, the Committee may impose a return on assets or other performance goal in addition to, or in lieu of, a Return on Equity or Earnings per Share performance goals and may provide for a different allocation between any performance goals.

     (b) Under normal business conditions, the criteria set forth in Subsection 5.1(b) shall not be altered or revised after they have been established for a Plan Year and communicated to Participants. However, unusual conditions may warrant a reexamination of such criteria, such as extraordinary gains or losses, acquisitions or dispositions of significant Operating Units and other nonrecurring events. Revision of criteria under this Subsection 5.2 shall be subject to approval by the Committee.

SECTION 6. METHOD OF DETERMINING AWARDS

     6.1 Allocation to Corporation, Operating Unit and Individual. A Participant shall be assigned various criteria established pursuant to Subsection 5.1 with respect to the Corporation as a whole, the Subsidiary, a regional group of Subsidiaries as a whole, and/or the Operating Unit by which the Participant is employed. The extent to which a Participant's criteria have been achieved shall first be separately determined at each of the levels, and then in the aggregate in accordance with a series of relative weights to be established in connection with the establishment of performance goals for each Participant. In certain cases the criteria set for the Operating Unit level may be comprised of more than one element and may include criteria specific to the Participant's area of responsibility, and the performance levels may be measured separately rather than in the aggregate. The sum of the relative weights for each Participant shall be 100%. It is anticipated that Employees who are Corporate Staff shall be assigned performance criteria with respect (in whole or in part) to the Corporation as a whole, and Employees of a Subsidiary or Operating Unit shall be assigned performance criteria with respect (in part) to that Subsidiary or Operating Unit. The preceding sentence is intended as a guide for the Committee and not as a limitation upon its discretion. The Committee may, in its discretion, vary the relative weights to be assigned to each of the levels at which performance is measured, provided that any change shall take effect with the Plan Year beginning after the date on which such change is approved by the Committee.

     6.2 Target Award. A Participant who has achieved exactly 100% of his or her criteria ("Target Percentage") pursuant to the provisions of Subsection 6.1 shall be entitled to an award ("Target Award") equal to the following percentage of such Participant's Midpoint Salary for the Plan Year:

                        COMPENSATION                             PERCENTAGE OF
                           GRADE                                MIDPOINT SALARY
                        ------------                            ---------------
   47.......................................................          60%
45-46.......................................................          55%
41-44.......................................................          45%
38-40.......................................................          35%
   37.......................................................          30%
34-36.......................................................          25%

     A Participant who has achieved at least the minimum percentage established by the Committee (the "Threshold Percentage") and not more than the maximum percentage established by the Committee ("Maximum Percentage") of his or her criteria pursuant to the provisions of Subsection 6.1 shall be entitled to a percentage of such Participant's Target Award based upon the following table:

                PERCENTAGE OF                            PERCENTAGE OF
              CRITERIA ACHIEVED                          TARGET AWARD
              -----------------                          -------------
Threshold Percentage..........................                50%
Target Percentage.............................               100%
Maximum Percentage............................    150% (200% for CEO and COO)

     Where a percentage falls between any two points, the appropriate percentage of Target Award shall he determined by linear interpolation between the applicable points. No award shall be payable to a Participant who has not achieved at least the Threshold Percentage of his or her criteria pursuant to the provisions of Subsection 6.1, and no award in excess of 150% of the Target Award shall be payable to a Participant who has achieved in excess of the Maximum Percentage of his or her criteria.

     6.3 Limitation on Awards. The Committee may, in its discretion, impose any limitations or conditions upon the receipt of awards that it deems necessary or desirable in appropriate circumstances, which may be applied to one or more Participants or to all of the Participants as a group; such limitations and conditions may include, but need not be limited to, the attainment of a threshold level of return on assets, return on equity, or earnings per share of the Corporation. Such limitations and conditions shall be established and communicated to Participants at the time the criteria established pursuant to
Section 5.1 is communicated to Participants, and may thereafter be revised only in accordance with the principles set forth in Subsection 5.2. The maximum amount of payment to any Participant for an award made under the Plan for 1998 shall not exceed 200% of the target award for the highest compensation grade set forth in Section 6.2. The maximum for each following year shall be five percent more than for the preceding year.

SECTION 7. PAYMENT OF AWARDS

     Except as provided in Subsection 8.9, all awards made under the Plan shall be paid to Participants if reasonably possible within 30 days after the date on which consolidated financial statements of the Corporation for the Plan Year have been prepared and the independent certified public accountants for the Corporation have issued their report thereon.

SECTION 8. CHANGE IN EMPLOYMENT STATUS OR CONTROL

     8.1 Generally. For purposes of this Plan, any changes in the employment status of a Participant during a Plan Year, including but not limited to termination of employment, transfers from Corporate Staff to an Operating Unit or vice versa or between Operating Units, changes in compensation grades or transfer between an eligible or ineligible position, shall be treated as having occurred on the first day of the month following the month in which such change or transfer occurs, unless such change or transfer occurs on the first day of the month in which case the change or transfer shall be effective on the first day of such month. Subject to the maximum award limitation set forth in Section 6.3, in the event that a Participant changes positions during a Plan Year, the performance criteria may be modified or revised to reflect such new position or level of responsibility and the Participant's award will be pro-rated based upon the respective job grade midpoints and the period of time the Participant held such positions during the Plan Year.

     8.2 Reduced Award for Partial Year of Eligibility. If during a Plan Year a Participant is assigned to a different position and thereby ceases to be eligible to participate under the Plan, or if his or her eligibility is terminated by action of the Committee during the Plan Year, he or she shall be entitled to receive a partial Award for the portion of time during the Plan Year that such Participant was eligible to participate.

     8.3 Temporary Assignment. A Participant who is assigned to a position on an "acting" or "temporary" basis shall not participate in the Plan for that Position until the Participant shall be permanently assigned to such position. If the prior position of the Participant qualified for participation in the Plan, the Participant shall continue to participate for that position until the "acting" or "temporary" basis of his or her assignment is resolved or until the end of the Plan Year of such assignment, whichever occurs first.

     8.4 Transfer Between Units. If a Participant is employed in an eligible position during an entire Plan Year but by more than one Operating Unit, or is employed by an Operating Unit in an eligible position for part of a Plan Year and as an eligible member of the Corporate Staff for the remainder of such year, then the award of such Participant for the Plan Year shall consist of a partial award under Section 6 based upon the number of months the Participant was a member of the Corporate Staff and one or more partial awards under Section 6 based upon the number of months the Participant was employed by each Operating Unit in which the Participant was an Employee.

     8.5 Temporary Absence. If a Participant is absent from work during a Plan Year for 30 or more paid working days (exclusive of vacations and holidays), the Participant's award for purposes of Section 6 of the Plan may, in the discretion of the Committee, be reduced by the percentage obtained by dividing the total number of paid working days so absent by the total number of working days in the Plan Year or in the portion of the Plan Year when he or she was a Participant, whichever is less.

     8.6 Termination Other Than for Cause. In the event a Participant's employment is terminated by death, Retirement, Disability or in any other manner except for cause as provided in Subsection 8.7, the Participant shall be entitled to receive the full amount of any award for the preceding Plan Year not yet paid. In addition, such Participant shall be entitled to a partial award for the Plan Year in which such termination of employment occurs only in case of termination due to death, Retirement, or Disability.

     8.7 Termination for Cause. A Participant whose employment is terminated for cause (as determined by the Committee) shall not be entitled to any award for the Plan Year in which termination of employment occurs or for the preceding Plan Year (except for amounts previously paid to him or her).

     8.8 New Subsidiaries. If the Corporation shall acquire a new Subsidiary which is an Operating Unit, the employees of such Subsidiary who were not previously employed by the Corporation or any Subsidiary and who are eligible to participate in the Plan shall commence participation with the Plan Year immediately following the Plan Year in which such Subsidiary was acquired.

     8.9 Partial Awards. If a Participant's employment is terminated during a Plan Year in accordance with Subsection 8.6, the partial award shall be determined as follows. Any partial award shall be based upon the number of full calendar months the Participant was employed by the Corporation during the Plan Year. The extent to which the Participant's performance criteria have been achieved shall be determined in accordance with Subsection 6.1 as of the end of the month preceding the month in which termination of employment occurs, unless termination occurs on the last day of the month in which case it shall be determined as of the end of such month of termination. The performance results for such partial period shall then be annualized to determine whether the Participant is entitled to an award in accordance with Subsection 6.2; provided, however, that the percentage of Target Award, if any, that the Participant is entitled to receive shall be reduced to the product obtained by multiplying such amount by a fraction the numerator of which is the number of whole calendar months in which the Participant was employed during the Plan Year and the denominator of which is 12. The Corporation may rely on estimated financial results and other relevant data to the extent necessary to determine achievement of performance criteria for any partial award and absent manifest error such determinations shall be binding. The payment of any partial award shall be made no later than the date of the Participant's last day of employment.

     8.10 Awards Payable Upon Change of Control. If a Plan Year is terminated upon the occurrence of a Change of Control as provided in Subsection 2.1(k), Participants shall be entitled to partial awards determined and payable in accordance with Subsection 8.9 as if the Participants' employment had terminated on the day on which the Change of Control occurred, and Subsection 8.9 shall be applied for this purpose as if the Plan Year had been a period of 12 months.

     8.11 Periodic Vesting of Awards. Notwithstanding the provisions of Subsections 8.6 and 8.7 to the contrary, in the case of a Participant who has entered into a Key Executive Employment and Severance Agreement with the Corporation, such Participant shall be entitled to receive all awards for all Plan Years ending before the date of the Participant's termination and a partial award computed under Subsection 8.9 for the number of complete months in the Plan Year during which the Participant was employed by the Corporation or a Subsidiary.

SECTION 9. BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant.

SECTION 10. RIGHTS OF EMPLOYMENT

     10.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time nor confer upon any Participant any right to continue in the employ of the Corporation.

SECTION 11. STATUS OF PAYMENTS

     No right, benefit or payment under this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, sell, assign, pledge, encumber or charge the same shall be void. No right, benefit or payment hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right, benefit or payment or any part thereof shall, in the sole discretion of the Committee, cease; in such event, the Corporation may hold or apply the same or any part thereof for the benefit of the Participant or the beneficiary, spouse, children or other dependents of the Participant, in such manner and in such proportion as the Committee deems proper.

SECTION 12. GOVERNING LAW

     The Plan shall be construed in accordance with and governed by the laws of the State of Wisconsin.

                             FIRSTAR CORPORATION
            777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS










                              (SEE REVERSE SIDE)
             DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                   FIRSTAR CORPORATION 1998 ANNUAL MEETING

1.  ELECTION OF DIRECTORS:                   1 - ROGER H. DERUSHA      2 -  WILLIAM H. LACY
    (TERM EXPIRING IN THE YEAR 2001)         3 - SHELDON B. LUBAR      4 - KENNETH P. MANNING
                                             5 - DANIEL F. MCKEITHAN, JR.  6 - WILLIAM W. WIRTZ

[ ]  FOR all nominees                  [ ]  WITHHOLD AUTHORITY
     listed to the left (except             to vote for all nominees
     as specified below).                   listed to the left.

                                                                                                        __________________________
(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) ---------> |_________________________|
of the nominee(s) in the box provided to the right.)

2.  to amend the 1988 Incentive Stock Plan for Key Employees      [ ] FOR      [ ]  AGAINST    [ ]  ABSTAIN
    as set forth in the attached Proxy Statement.

3.  To amend the Annual Executive Incentive Plan as set           [ ] FOR      [ ]  AGAINST    [ ]  ABSTAIN
    forth in the attached Proxy Statement.

4. With discretionary power upon any and all other business that may properly come before the meeting and upon matters incident to the conduct of the meeting.

                                                     Date                                          NO. OF SHARES
                                                          --------------------------------
                                                                           ___________________________________________
Check appropriate box                                                      |                                          |
indicate changes below:                                                    |                                          |
Address Change?        [ ]  Name Change?    [ ]                            |__________________________________________|
                                                                           SIGNATURE(S) IN BOX
                                                                           Please sign exactly as your name appears hereon,
                                                                           giving your full title if signing as a attorney or
                                                                           fiduciary.  If shares are held jointly, each joint
                                                                           owner should sign.  If a corporation, please sign in
                                                                           in full corporate name by duly authorized officer.  If
                                                                           a partnership, please sign in partnership name by
                                                                           authorized person.

DIRECTORS FOR ANNUAL MEETING MAP:

[Map]

The O'Donnell Parking Structure is located on the NW corner of Michigan Street and Lincoln Memorial Drive. Please enter from either street. You can also enter on foot from the Wisconsin Avenue Level. The elevators are located at the west end of the parking structure. Take the elevators up to the Miller Room.





                             FIRSTAR CORPORATION
            777 East Wisconsin Avenue, Milwaukee, Wisconsin  53202
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Roger L. Fitzsimonds, John A. Becker and William J. Schulz and each of them, proxies of the undersigned with power of substitution to vote all stock of the undersigned at the annual meeting of the shareholders of Firstar Corporation, to be held on April 16, 1998 at 2:00 P.M., and any adjournments thereof, as indicated below:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION INDICATED, WILL BE VOTED FOR NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR THE PROPOSED PLAN AMENDMENTS SPECIFIED IN ITEMS 2 AND 3.

(SEE REVERSE SIDE TO VOTE)